Exhibit 2
Securities Registration Statement
June 8, 2009

Rule 802 Legend
This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

(Translation)
[COVER]

Document to be filed:	Securities Registration Statement (the “Registration Statement”)

Filed with:	The Director-General of the Hokkaido Local Finance Bureau of the Ministry of Finance Japan

Date of filing:	June 8, 2009

Name of Issuer:	Yukijirushi Megmilk Kabushiki Kaisha

English name:	Megmilk Snow Brand Co., Ltd.

Name and title of representatives:	Minoru Obara, Chairman and Representative Director Tadaaki Kohnose, President and Representative Director

Place at which the head office is located:	1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido

Telephone number:	N/A

Administrative person to contact:	Snow Brand Milk Products Co., Ltd. Kei Kobayashi General Manager, Business Management Group, Hokkaido Branch Nippon Milk Community Co., Ltd. Junichi Abe Executive Manager, Accounting Section

Nearest contact address:	Snow Brand Milk Products Co., Ltd. 13, Honshio-cho, Shinjuku-ku, Tokyo Nippon Milk Community Co., Ltd. 10-5, Tomihisa-cho, Shinjuku-ku, Tokyo

Telephone number:	Snow Brand Milk Products Co., Ltd. Tokyo (3226) 2114 Nippon Milk Community Co., Ltd. Tokyo (5369) 6838

Administrative person to contact:	Snow Brand Milk Products Co., Ltd. Takao Kanemoto Section Manager, Accounting Section, Finance Department Nippon Milk Community Co., Ltd. Junichi Abe Executive Manager, Accounting Section

Type of offered securities subject to registration:	Stock

Amount of offering subject to registration:	64,413,452,628 yen

(Note) Because the subscription amount is currently undetermined as of the filing date of the Registration Statement, the above number is the aggregate sum of shareholders’ equity of Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”) as of the end of the most recent fiscal year (March 31, 2009). Further, in connection with the acquisition and cancellation of 4,400,000 Class A class shares of Nippon Milk Community planned by Nippon Milk Community by the day before the Effective Date of Share Transfer (as defined below), if the 7,559,200,000 yen needed for the acquisition of those Class A class shares is subtracted from the aggregate, then the aggregate sum is 56,854,252,628 yen.

Place for public inspection:	N/A

Part I. Securities Information
I. Offering Guidelines
     1. [Newly Issued Shares]

Type	Number of Issued Shares	Details
Common Stock	70,774,506 shares (Notes 1, 2, 3, 4)	100 shares per unit The shares will have full voting rights with no restrictions on rights and will become the standard shares of the Company.
(Notes) 1.	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) and by the day prior to the effective date of the Share Transfer (the “Effective Date of Share Transfer”), 4,400,000 Class A class shares will be acquired and cancelled from the 10,000,000 aggregate number of Class A class issued shares of Nippon Milk Community (as of end of March 2009), and 5,600,000 Class A class shares will remain. Provided that, since Snow Brand Milk Products plans to, by the day prior to the Effective Date of Share Transfer, to the extent practical and as possible cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the joint holding Company (the “Company”) may change.

2.	The planned issuance will go forward in accordance with the share transfer (the “Share Transfer) which is based on the resolution of the board of directors meetings of Snow Brand Milk Products and Nippon Milk Community held on January 27, 2009 (approving execution of the Integration Agreement), the resolution of the board of directors meetings of Snow Brand Milk Products and Nippon Milk Community held on April 9, 2009 (creating the Share Transfer plan) as well as the special resolution of the ordinary general meetings of shareholders of Snow Brand Milk Products and Nippon Milk Community and meeting of holder of class shares of Nippon Milk Community (common shareholders meeting and Class A shareholders meeting) held on June 24, 2009 (approving the Share Transfer Plan).

3.	Snow Brand Milk Products and Nippon Milk Community plant to apply to newly list the common shares of the Company on the Tokyo Stock Exchange (“Tokyo Stock Exchange”) as well as the Sapporo Securities Exchange (“Sapporo Securities Exchange”)

4.	The name and address of the exchange organization is as follows:

Name:	Japan Securities Depository Center, Inc.
Address:	1-1-2, Kayaba-cho, Nihonbashi, Chuo-ku, Tokyo
     2. [Method of Offering]
          The method of offering will be through a share transfer (Notes 1, 2).
(Notes) 1.	In regard to the common shares, to each of the shareholders listed in the shareholders register of Snow Brand Milk Products and Nippon Milk Community as of the day before the incorporation of the Company, 0.2 shares will be allocated per one common share of Snow Brand Milk Products, 0.48 shares will be allocated per one common share of Nippon Milk Community and 0.96 shares will be allocated per one Class A class share of Nippon Milk Community, and the issue price to each shareholder is the total issuance price divided by the issuance number and the amount included into the capital is the total amount of capital divided by the issuance number. The total issuance price is currently undetermined as of the time of filing of this Registration Statement, however, the total amount of shareholders’ capital of Snow Brand Milk Products and Nippon Milk Community as of the end of the most recent fiscal year is JPY 64,413,452,628 and JPY 20,000,000,000 out of the total amount of the issuance price will be included in the capital. Further, in connection with the acquisition and cancellation of 4,400,000 Class A class shares of Nippon Milk Community planned by Nippon Milk Community by the day before the Effective Date of Share Transfer, if the 7,559,200,000 yen needed for the acquisition of those Class A class shares is subtracted from the total amount, then the total amount is 56,854,252,628 yen.

2.	In regard to “Newly Issued Shares” the Company plans to list the common stock of the Company on the Tokyo Stock Exchange and Sapporo Securities Exchange on October 1, 2009, in accordance with the listing application procedures.

In regard to the listing application procedure for the Tokyo Stock Exchange, it is planned to list the shares on October 1, 2009 pursuant to the Tokyo Stock Exchange Securities Listing Regulations Article 201 (2) as well as the Technical Listing of the same Regulations Article 201(2)-(73) and Article 208. As for the technical listing, in the event of a dissolution by merger of listed and unlisted companies or in the event of becoming a wholly owned subsidiary of an unlisted company by share transfer or share exchange, in regard to the issued shares, etc., of that unlisted company (restricted to applications for listing within six months of the effective date, etc. (Tokyo Stock Exchange Enforcement Rules for Securities Listing Regulations Article 216(1)), the system recognizes prompt listing, with conformation of the state of compatibility with the liquidity standards of those guidelines.

In regard to the listing application for the Sapporo Securities Exchange, it is planned to list the shares on October 1, 2009 pursuant to the Sapporo Securities Exchanges Securities Listing Regulations Article 2(2) and the technical listing (Sapporo Securities Exchange Listing Standards Article 4(2). As for the technical listing, in the event of a dissolution by merger of listed and unlisted companies or in the event of becoming a wholly owned subsidiary of an unlisted company by share transfer or share exchange, in regard to the issued shares, etc., of that unlisted company (restricted to applications for listing within six months of the effective date, etc. (Sapporo Securities Exchange Listing Standards Treatment 3(1)), the system recognizes prompt listing, with conformation of the state of compatibility with the liquidity standards under the same Standards.
3. [Conditions of Offering]
     (1) Bidding Method
          a. Offering through bid
               N/A
          b. Offering through method other than bid
               N/A
     (2) Book Building Method
               N/A
          a. Location at which applications will be handled
               N/A
          b. Location at which subscription will be handled
               N/A
4. [Underwriting of Shares]
               N/A
5. [Use of Proceeds from Issuance of New Shares]
     (1) Amount of Proceeds from Issuance of New Shares
               N/A
     (2) Use of Proceeds
               N/A

II. Conditions of Sale
     N/A
[Significant Matters to be Noted with Respect to Offering or Sale]
          Regarding Listings on the Tokyo Stock Exchange and Sapporo Securities Exchange
In regard to listing on the Tokyo Stock Exchange and Sapporo Securities Exchange by the Company, the common shares which are part of the new share issuance described in “I. Offering Guidelines”, will be listed on the Tokyo Stock Exchange and Sapporo Securities Exchange pursuant to the Technical Listing method described in (Note) 2 of “I. Offering Guidelines 2. [Method of Offering]”.
III. Miscellaneous
     N/A

Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan)
I. Summary of Organizational Restructuring (Tender Offer)
     1. [Purpose of Organizational Restructuring]
          1. Purpose and Reason of Business Integration
     In the dairy industry, the gap of supply of, and demand for, raw milk and dairy products has been widening violently due to erratic fluctuations of prices of resources and foods globally and the subsequent stagnant dairy production in Japan, among other causes. With regard to food consumption, consumers’ needs for food have been diversifying as they have become more health-conscious and sensitive towards food safety and security.
     The new corporate group to be established by the business integration is intended to nurture a new “milk community”, together with consumers and dairy farmers in the circumstances where consumers’ perceptions and behaviors are changing and dairy infrastructure stability in Japan and the improvement of Japan’s food self-sufficiency ratio have become social issues.
     Snow Brand Milk Products and Nippon Milk Community, which have maintained cooperation in their operations, have continuously held discussions on further strengthening such cooperation with the aim of steadily implementing their growth strategies while responding to abrupt changes in the environment.
     During the course of these discussions, Nippon Milk Community and Snow Brand Milk Products have determined that both companies have a mutually complementary relationship in many aspects in respective phases of research and development, procurement of raw materials, product development and production and marketing and that they will be able to enhance their corporate values by not only strengthening cooperation but making use of their management resources in an integrated manner through business integration.
     The new corporate group to be established by the business integration will establish autonomous product-mix and strengthen its capabilities to respond to the global market and changes in the supply and demand for raw milk. The new corporate group will also establish the business infrastructure necessary to add new value, such as product development and expansion of its target market.
     Furthermore, the new corporate group will promote more effective use of the development and technological capabilities of Nippon Milk Community and Snow Brand Milk Products with regard to milk in general and strengthen its ability to develop new products that may create new value, such as products for increasing raw-milk consumption and high-value added products.
     With regard to the brand strategies and marketing activities pursued independently by Nippon Milk Community and Snow Brand Milk Products, the new corporate group will employ any good part thereof and pursue a “Category No. 1” strategy. The new corporate group will also enhance competiveness by integrating Nippon Milk Community’s and Snow Brand Milk Products’ administrative divisions and investing in plants, equipment and the distribution of personnel in priority areas.
     Snow Brand Milk Products faced financial difficulties due to certain events in the past and as a result sold and separated its consumer milk business. Since then, it has specialized in the dairy product business. Nippon Milk Community, on the other hand, was incorporated through a business integration of Zenkoku Nokyo Chokuhan Kabushiki Kaisha (a subsidiary of The National Federation of Agricultural Cooperative Associations (“Zen-Noh”)), Japan Milk Net Kabushiki Kaisha (a subsidiary of The National Federation of Dairy Co-operative Associations (“Zenrakuren”)) and the consumer milk business separated off from Snow Brand Milk Products.
     Since then, based on safety and security, which are the basis points of any food maker, Nippon Milk Community and Snow

Brand Milk Products, with great support from all related parties, including dairy farmers and consumers, have comprehensively revised their product quality assurance systems and compliance systems and exerted their efforts to develop business focused on “milk”.
     Through integration of Nippon Milk Community, whose major shareholders are producer associations, and Snow Brand Milk Products, with the foundation spirit of “Wholesome Earth & Healthy People” (Note), the new corporate group will persistently emphasize a managerial focus on “milk” and enhance the values of domestic raw milk and dairy products, whereby contributing to keeping consumers smiling and healthy.
       (Note) “Wholesome Earth and Healthy People” is an expression used by Torizou Kurosawa, the founder of Snow Brand Milk Products and expresses the spirit of the foundation of the company. Dairy farms enrich the strength of the soil and furthermore make life shine. Dairy products made from such a result raise people with a healthy spirit and body.

2.	Summary of Megmilk Snow Brand and Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)
          (1) Megmilk Snow Brand Group
               a. Details of Megmilk Snow Brand

(1)	Trade name	Megmilk Snow Brand Co., Ltd.

(2)	Contents of business	Business management of group companies which engage in the business of manufacturing, sale, etc. of milk, dairy products and foods and businesses pertaining or relating thereto.

(3)	Location of the head office	(Registered head office) 1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido (Headquarters) 13, Honshio-cho, Shinjuku-ku, Tokyo

(4)	Representatives and officers (expected)	Title	Name	Current office

		Chairman and Representative Director	Minoru Obara	President and Representative Director, Nippon Milk Community

		President and Representative Director	Tadaaki Kohnose	President and Representative Director, Snow Brand Milk Products

		Vice President and Director	Kokichi Sato	Director and Corporate Executive Officer, Snow Brand Milk Products

		Vice President and Director	Toshihiko Tajima	Managing Director, The Norinchukin Bank

		Senior Managing Director	Yoshiharu Nakano	Senior Managing Director, Snow Brand Milk Products

		Senior Managing Director	Kiyoyuki Kubo	Senior Managing Director, Snow Brand Milk Products

		Director and Corporate Executive Officer	Sumio Ogawa	Director and Corporate Executive Officer, Snow Brand Milk Products

		Director and Corporate Executive Officer	Masao Yamato	Managing Director, Nippon Milk Community

		Director and Corporate Executive Officer	Hiroshi Naito	Managing Director, Nippon Milk Community

		Director	Tadashi Idota	Director and Corporate Executive Officer, Snow Brand Milk Products

		Director	Takao Nanba	Managing Director, Nippon Milk Community

		Director (outside)	Nobuko Hiwasa	Director (outside), Snow Brand Milk Products

		Corporate Auditor	Yoshiaki Tada	Full-time Corporate Auditor, Snow Brand Milk Products

		Corporate Auditor	Minoru Ooka	Full-time Corporate Auditor, Nippon Milk Community

		Corporate Auditor (outside)	Takeshi Odagi	Corporate Auditor (outside), Snow Brand Milk Products

		Corporate Auditor (outside)	Tadao Shinjo	Corporate Auditor (outside), Snow Brand Milk Products

		Substitute Corporate Auditor	Kakuji Takano	Substitute Corporate Auditor, Snow Brand Milk Products

(5)	Capital	¥20,000,000,000

(6)	Net assets (consolidated)	Undecided

(7)	Total assets (consolidated)	Undecided

(8)	Date of settlement of accounts	March 31 of each year

          b. Details of MEGMILK SNOW BRAND Group
     The status of the Company, Snow Brand Milk Products as well as Nippon Milk Community is as follows.
     Snow Brand Milk Products and Nippon Milk Community agree to establish the Company as the parent company wholly established through share transfer as a result of this Share Transfer as of October, 1, 2009 (scheduled), subject to the approval at the respective ordinary general meetings of shareholders as well as approval at a class shareholders meeting of Nippon Milk Community (common shareholders meeting as well as a Class A shareholders meeting).

Officer’s Role in other
				Voting	companies
		Paid-in Capital		Share	MEGMILK	MEGMILK
		or capital		Holdings	SNOW	SNOW
Name of		Contribution		Ratio	BRAND	BRAND	Financial	Business	Lease of
Company	Address	(million yen)	Major Businesses	(%)	Officers	Employees	Support	Transactions	Property
(Related Subsidiaries) Snow Brand Milk Products	Higashi-ku, Sapporo City.	14,846	Manufacture and sale of food products	100	Undecided	Undecided	Undecided	Undecided	Undecided

Nippon Milk Community	Shinjuku-ku, Tokyo	14,188	Manufacture and sale of food products.	100	Undecided	Undecided	Undecided	Undecided	Undecided
     Following establishment of the Company in accordance with this Share Transfer, Snow Brand Milk Products and Nippon Milk Community will become wholly owned subsidiaries of the Company. The circumstances at the time of the Company’s wholly owned subsidiary Snow Milk Brand Products and Nippon Milk Community at March 31, 2009 are as follows:

     Snow Brand Milk Products
        The Organizational chart is as follows:
        [Organizational Chart]

     Related Companies (March 31, 2009)

		Paid-in		Percentage
		Capital		of Voting	Relationship
Name	Address	(million yen)	Main business	Rights (%)	Details
(Consolidated Subsidiary Companies)
(1) Snow Brand Seed Co., Ltd. (Note) 3, (Note) 4	Atsubetsu-ku, Sapporo City	4,643	Feeds and seeds business	100.00	Translation omitted.
(2) Bean Stalk Snow Co., Ltd.	Higashi-ku, Sapporo City	500	Food business	80.00
(3) Yatsugatake Milk Products Co., Ltd. (Note) 3	Chino City, Nagano	60	Food business	100.00
(4) CRESCO Corporation	Kita-ku, Tokyo	38	Other business	100.00
(5) Kohnan Oils and Fats Mfg. Co., Ltd. (Note) 3	Higashinada-ku, Kobe City	100	Food business	51.00
(6) Snow Brand Parlor Co., Ltd.	Chuo-ku, Sapporo City	30	Other business	100.00 (6.67)
(7) CHESCO Ltd.	Shinjuku-ku, Tokyo	472	Food business	90.91
(8) YBS Co., Ltd.	Shinjuku-ku, Tokyo	30	Other business	100.00
(9) SI System Corporation (Note) 5	Shibuya-ku, Tokyo	200	Food business Other business	75.50 (10.50)
(10) Nichiraku Kikai Co., Ltd.	Ebetsu City, Hokkaido	50	Other business	53.00
(11) Snow Brand Australia Pty., Ltd. (Note) 3	Melbourne, Victoria, Australia	A$21,882 thousand	Food business	100.00
(12) Snow Brand Taiwan Co., Ltd.	Taipei City, The Republic of China	NT$7,000 thousand	Food business	100.00
(13) ROYAL FARM LTD. (Note) 6	Towada City, Aomori	10	Other business	44.50 (44.50)
(14) DOTO FEED CORPORATION	Kushiro City, Hokkaido	300	Feeds and seeds business	60.00 (60.00)
(Non-consolidated subsidiaries to which the equity method is applied)
(15) Snow Brand Thailand Co., Ltd. (Note) 6	Bangkok City, Kingdom of Thailand	BT8,500 thousand	Food business	49.00 (16.00)
(16) Rakuno Shinko Co., Ltd.	Ebetsu City, Hokkaido	10	Other business	100.00 (100.00)

		Paid-in		Percentage
		Capital		of Voting	Relationship
Name	Address	(million yen)	Main business	Rights (%)	Details
(Affiliated companies to which the equity method is applied)
(17) EN Otsuka Pharmaceutical Co., Ltd.	Hanamaki City, Iwate	1,510	Food business	40.00
(18) Nippon Milk Community Co., Ltd.	Shinjuku-ku, Tokyo	14,188	Food business	30.00
(19) Kitaami Unyu Co., Ltd.	Abashiri City, Hokkaido	14	Other business	31.25
(20) Fuji Foods Corporation	Yamanashi City, Yamanashi	24	Food business	50.00
(21) Nippon Port Sangyo Co., Ltd.	Higashinada-ku, Kobe City	500	Other business	30.00
(22) Nihon Dairy Products Trading Co., Ltd.	Chiyoda-ku, Tokyo	150	Other business	30.13
(23) Societe d’Exploitation et de Participation Viti-Vinicole (S.E.P.V.) (Note) 7	Beaune City, French Republic	EURO20,705 thousand	Food business	19.31
(24) Amino Up Chemical Co., Ltd.	Kiyota-ku, Sapporo City	369	Other business	32.80 (32.80)
(Notes) 1. The column “Main business” records the names of the types of different business segments. Also, “Other business” includes packaging materials, placement products, the joint delivery center, etc.
2. The column “Percentage of Voting Rights” includes indirect ownership.
3. This is a specified subsidiary.
4. In regard to Snow Seed Co., Ltd., its sales (excluding reciprocal internal sales within the consolidated companies) exceed 10% of the consolidated sales.

Material Profit and Loss Information, etc.	(1) Sales	JPY 45,901,000,000
(Non-consolidated Profit and Loss Information, etc. of Snow Seed Co., Ltd as of March 31, 2008 Consolidated Accounting Fiscal Year)	(2) Ordinary Income	JPY 325,000,000
	(3) Current Net Income	JPY 57,000,000
	(4) Net Assets	JPY 20,874,000,000
	(5) Total Assets	JPY 33,880,000,000
5. In regard to SI System Corporation, its sales (excluding reciprocal internal sales within the consolidated companies) exceed 10% of the consolidated sales.

Material Profit and Loss Information, etc. (Non-consolidated Profit and Loss Information, etc. of SI System Corporation as of March 31, 2008 Consolidated Accounting Fiscal Year)	(1) Sales	JPY 68,101,000,000
	(2) Ordinary Income	JPY 1,176,000,000
	(3) Current Net Income	JPY 672,000,000
	(4) Net Assets	JPY 3,254,000,000
	(5) Total Assets	JPY 8,163,000,000

6. The equity held is below 50/100ths but these companies are considered to be subsidiaries because these are substantially controlled by Snow Brand Milk Products.
7. The equity held is below 20/200ths but because Snow Brand Milk Products has substantial influence it is listed as an affiliate.

Nippon Milk Community
     The Organizational chart is as follows:
[Organizational Chart]

Related Companies (March 31, 2009)

		Paid-in
		Capital		Percentage of
		(millions	Major	Voting Rights
Name	Address	of yen)	Business	(%)	Relationship Details
(Consolidated Subsidiary Companies)					Translation omitted
(1) Mitsuwa Distribution Industry Co., Ltd.	Sakura-ku, Saitama City	450	Food and beverage wholesaler, shipping and other businesses	100.00
(2) Ibaraku Co., Ltd.	Mito City, Ibaraki	117	Stockbreeding, food product manufacturing	95.58
(3) Direct Sale and Delivery Co., Ltd.	Shibuya-ku, Tokyo	30	Road cargo distribution, warehousing business	70.00
(4) Michinoku Milk Co., Ltd.	Osaki City, Miyagi	466	Stockbreeding, food product manufacturing	100.00
(5) Green Service Co., Ltd.	Chofu City, Tokyo	30	Road cargo distribution, warehousing business	70.00
(6) MC Business Support Co., Ltd.	Shinjuku-ku, Tokyo	9	Support business and other businesses	100.00
(Affiliated Company)
(7) SI System Corporation	Shibuya-ku, Tokyo	200	Food and beverage wholesaler, shipping and other businesses	35.00

(2) Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products) and Megmilk Snow Brand Group
a. Capital Relationships
As a result of this Share Transfer, Snow Brand Milk Products and Nippon Milk Community will become wholly owned subsidiaries of the Company. Please refer to “(1) Megmilk Snow Brand Group b. Details of Megmilk Snow Brand Group” above.
b. Officer’s Concurrent Positions
Undecided
c. Transactional Relationships
For information pertaining to the transactional relationship between Snow Brand Milk Products and Nippon Milk Community which will become wholly owned subsidiaries of the Company, and related companies, please refer to “(1) Megmilk Snow Brand Group b. Details of Megmilk Snow Brand Group” above.
2. [Outline of Concerned Parties of the Organizational Restructuring]
          N/A
3. [Contracts regarding the Organizational Restructuring]
1. Outline of the Share Transfer Plan
Subject to approval at the ordinary general meetings of shareholders of both Snow Brand Milk Products and Nippon Milk Community, as well as the approval of the class shareholders of Nippon Milk Community (common shareholders meeting and Class A shareholders meeting), on October 1, 2009 (scheduled) Snow Brand Milk Products and Nippon Milk Community plan to incorporate the Company through the joint share transfer method and integrate the companies in accordance with the integration agreement executed on January 27, 2009. The contents of the Share Transfer Plan, wherein the Company will become the wholly-owning parent company, Snow Brand Milk Products and Nippon Milk Community will become wholly owned subsidiaries through the Share Transfer, was prepared at the board of directors meeting of both companies held on April 9. 2009.
     In accordance with the Share Transfer Plan, 0.2 common shares of the Company will be allocated and delivered per common share of Snow Brand Milk Products, 0.48 common shares of the Company will be allocated and delivered per common share of Nippon Milk Community and 0.96 common shares of the Company will be allocated and delivered per Class A class share of Nippon Milk Community. In regard to the Share Transfer Plan, it is planned to request a resolution approving the Share Transfer Plan at the ordinary general meetings of shareholders of Snow Brand Milk Products and Nippon Milk Community as well as the class shareholders meeting of Nippon Milk Community (common shareholders meeting and Class A shareholders meeting) all of which are scheduled to be held on June 24, 2009. In addition, the Share Transfer Plan sets forth the Company’s trade name, location of head office, officers, capital and reserve amounts, listing of shares, share registrar, etc. (For details, please refer to the description in “2. Contents of the Share Transfer Plan” below.)
     2. Contents of the Share Transfer Plan:
SHARE TRANSFER PLAN
Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”) have agreed to transfer shares by method of a joint share transfer. Accordingly, the parties hereto hereby draw up a share transfer plan (the “Share Transfer Plan”):

Article 1:	Share Transfer
          Snow Brand Milk Products and Nippon Milk Community shall, by method of a joint share transfer on the date of incorporation of a new 100% parent company (the “Joint Holding Company”) by the parties hereto, make a share transfer, whereby all of the issued shares of Snow Brand Milk Products and Nippon Milk Community will be acquired by the Joint Holding Company (the “Share Transfer”).

Article 2:	Objectives, Trade Name, Location of Head Office, Total Number of Issuable Shares and Other Matters to be Provided for in the Articles of Incorporation of the Joint Holding Company
          1. The objectives, trade name, location of head office and total number of issuable shares of the Joint Holding Company shall be as follows:
(1)	Objectives: As provided for in Article 3 of the Articles of Incorporation in the Schedule attached hereto (the “Articles of Incorporation”)

(2)	Trade name: Yukijirushi Megmilk Kabushiki Kaisha, which shall be written Megmilk Snow Brand Co., Ltd. in English

(3)	Location of head office: 1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido

(4)	Total number of issuable shares: 280,000,000 shares
          2. In addition, as set forth in the foregoing paragraph all matters to be provided for in the Articles of Incorporation shall be as set forth in the Articles of Incorporation.

Article 3:	Names of Directors, Corporate Auditors and Account Auditor upon Incorporation of the Joint Holding Company
1.	The names of Directors upon Incorporation of the Joint Holding Company shall be as follows:
Minoru Obara
Tadaaki Kohnose
Kokichi Sato
Toshihiko Tajima
Yoshiharu Nakano
Kiyoyuki Kubo
Sumio Ogawa
Masao Yamato
Hiroshi Naito
Tadashi Idota
Takao Nanba
Nobuko Hiwasa (outside)
2.	The names of Corporate Auditors upon Incorporation of the Joint Holding Company shall be as follows:
Yoshiaki Tada
Minoru Ooka
Takeshi Odagi (outside)
Tadao Shinjo (outside)
Kakuji Takano (Substitute Corporate Auditor)
3.	The name of Account Auditor upon Incorporation of the Joint Holding Company shall be as follows:

Ernst & Young ShinNihon LLC

Article 4:	Shares to be Delivered to the Shareholders of Snow Brand Milk Products and Nippon Milk Community by the Joint Holding Company upon the Share Transfer and the Allocation thereof
          1. The Joint Holding Company shall, upon the Share Transfer, deliver to the shareholders of Snow Brand Milk Products and Nippon Milk Community respectively entered or recorded in the final registers of shareholders of Snow Brand Milk Products and Nippon Milk Community as of the day immediately preceding the date of incorporation of the Joint Holding Company (as defined in Article 7 hereof; the same applies hereinafter) the number of common shares of the Joint Holding Company which shall be equivalent to the aggregate of (1) the number of common shares of Snow Brand Milk Products issued as of the day immediately preceding the date of incorporation of the Joint Holding Company multiplied by 0.2, (2) (i) the number of common shares of Nippon Milk Community issued as of the day immediately preceding the date of incorporation of the Joint Holding Company multiplied by 0.48 and (ii) the number of Class-A class shares of Nippon Milk Community issued as of the day immediately preceding the date of incorporation of the Joint Holding Company multiplied by 0.96 (with any fraction of one share discarded), in place of the shares of Snow Brand Milk Products and Nippon Milk Community.
          2. Upon the Share Transfer, the shareholders of Snow Brand Milk Products and Nippon Milk Community respectively entered or recorded in the final registers of shareholders of Snow Brand Milk Products and Nippon Milk Community as of the day immediately preceding the date of incorporation of the Joint Holding Company shall, in respect of their shares, be entitled to the allocation of shares to be delivered by the Joint Holding Company at the following ratios. The shares issued by Nippon Milk Community shall be treated differently by class according to the substance of the classes of shares issued, as follows:

One common share of Snow Brand Milk Products:	0.2 common shares of the Joint Holding Company

One common share of Nippon Milk Community:	0.48 common shares of the Joint Holding Company

One Class-A class share of Nippon Milk Community:	0.96 common shares of the Joint Holding Company
3.	The number of shares constituting one unit of shares of the Joint Holding Company shall be 100 shares.

Article 5:	Cancellation of Own Shares
          Snow Brand Milk Products and Nippon Milk Community shall exert their efforts to cancel their respective own shares at an appropriate time no later than the day immediately preceding the date of incorporation of the Joint Holding Company pursuant to the provisions of the Corporation Law of Japan.

Article 6:	Stated Capital, Capital Reserve, etc., of the Joint Holding Company
          The amounts of the stated capital, capital reserve, etc., of the Joint Holding Company shall be as below:
(1)	Stated capital: ¥20,000,000,000

(2)	Capital reserve: ¥5,000,000,000

(3)	Earned reserve: ¥0

(4)	Other capital surplus: An amount obtained by deducting the aggregate of the amounts listed in (1) and (2) above from the amount of a change in shareholders’ equity as provided for in Article 52, paragraph 1 of the Corporate Accounting Regulations.

Article 7:	Date of Incorporation of the Joint Holding Company
          The date on which the incorporation of the Joint Holding Company must be registered (the “Date of Incorporation of the Joint Holding Company”) shall be October 1, 2009; provided, however, that such date may be altered upon mutual consultation between Snow Brand Milk Products and Nippon Milk Community if so required for the purpose of the Share Transfer procedure.

Article 8:	General Meetings of Shareholders for Approval of Share Transfer
          1. Snow Brand Milk Products shall, at its ordinary general meeting of shareholders scheduled to be held on June 24, 2009, seek resolutions for the approval of the Share Transfer Plan and other matters necessary for the Share Transfer.
          2. Nippon Milk Community shall, at its ordinary general meeting of shareholders scheduled to be held on June 24, 2009 and its general meeting of holders of class shares scheduled to be held on the same day (or the common shareholders meeting and the Class A shareholders meeting), seek resolutions for the approval of the Share Transfer Plan and any other matters necessary for the Share Transfer.
          3. Snow Brand Milk Products and Nippon Milk Community may alter the dates for holding the general meetings of shareholders set froth in the forgoing two paragraphs upon mutual consultation if so required in the course of the Share Transfer procedure.

Article 9:	Stock Listing
          The Joint Holding Company plans to list its common shares on the Tokyo Stock Exchange and Sapporo Securities Exchange as of the date of incorporation of the Joint Holding Company.

Article 10:	Share Registrar
          The share registrar of the Joint Holding Company shall be Mizuho Trust & Banking Co., Ltd.

Article 11:	Management of Corporate Property, Etc.
          Until the date of incorporation of the Joint Holding Company after the Share Transfer Plan is drawn up, Snow Brand Milk Products and Nippon Milk Community shall execute their respective business and manage their respective property with the diligence of a good manager and make any of their respective subsidiaries execute its business and manage its property with the diligence of a good manager. In conducting any act that may have a material effect on their respective properties, rights or obligations or in making any of their respective subsidiaries conduct any act that may have a material effect on its properties, rights or obligations, Snow Brand Milk Products and Nippon Milk Community shall mutually consult and agree in advance.

Article 12:	Effect of the Plan
          The Share Transfer Plan shall lose effect if the Share Transfer is not approved at either of the general meetings of shareholders of Snow Brand Milk Products and Nippon Milk Community set forth in Article 8 hereof or if all authorizations are not obtained from any competent authority as provided for in the relevant laws or ordinances.

Article 13:	Change of Circumstances
          In the event that until the date of incorporation of the Joint Holding Company after the Share Transfer Plan is drawn up, there will have occurred any material change in the financial condition or operating status of either Snow Brand Milk Products or Nippon Milk Community or there will have occurred or emerged any thing that may materially impede the implementation of the Share Transfer or it will otherwise become difficult to accomplish the purpose of the Share Transfer Plan, Snow Brand Milk Products and Nippon Milk Community may, upon mutual consultation, alter the terms and conditions of the Share Transfer or the substance of the Share Transfer Plan or terminate the Share Transfer.

Article 14:	Consultation
          If any doubt arises over the matters provided for in the Share Transfer Plan or the interpretation of the Share Transfer Plan, Snow Brand Milk Products and Nippon Milk Community shall consult in good faith and try to settle the matter amicably.

(Schedule)
ARTICLES OF INCORPORATION
OF
MEGMILK SNOW BRAND CO., LTD.
Chapter I. General Provisions
(Trade name)
     Article 1. The Company shall be called Yukijirushi Megmilk Kabushiki Kaisha, which shall be written Megmilk Snow Brand Co., Ltd., in English.
(Location of head office)
     Article 2. The head office of the Company shall be located in Sapporo City.
(Objectives)
     Article 3. The objectives of the Company shall be to engage in the following businesses, as well as to control and manage the business activities of any company engaging in the following businesses and any foreign company engaging in businesses equivalent thereto by holding, directly or indirectly, the shares or ownership interests in such any company and foreign company:
(1)	Processing of milk and manufacture and sale of milk and milk products;

(2)	Manufacture and sale of fruit juices, soft drinks and carbonated beverages;

(3)	Manufacture and sale of confectioneries, edible fats and oils, condiments and agricultural processed goods utilizing grains as ingredients;

(4)	Manufacture and sale of agricultural, livestock and marine products and processed food products thereof;

(5)	Manufacture and sale of ice creams and frozen foods;

(6)	Manufacture and sale of nursery items;

(7)	Manufacture and sale of pharmaceuticals, quasi-pharmaceuticals and cosmetics;

(8)	Manufacture and sale of liquors and alcohols;

(9)	Manufacture and sale of feedstuffs and seeds and seedlings;

(10)	Sale of daily necessaries and health appliances;

(11)	Operation of livestock farms and agricultural farms;

(12)	Operation of eating and drinking establishments;

(13)	Operation of cultural, welfare and educational facilities;

(14)	Trucking business and warehousing business;

(15)	Lease, rent, sale, purchase, management, brokerage and appraisal of real estate;

(16)	Acquisition, planning, development, design, maintenance, lease and sale of industrial property rights and know-how, and acquisition, planning, development, design, maintenance, lease and sale of software with regard to information processing systems;

(17)	Design, execution, supervision of and contracting for architectural works and equipment works;

(18)	Manufacture and sale of machines to manufacture foods and pharmaceuticals, wastewater treatment machines, general waste treatment machines, industrial waste treatment machines, industrial transportation machines, weighing machines, measuring instruments and analytical instruments, and business of training in respect thereof;

(19)	Product planning, development, quality testing and analytical testing of foods, pharmaceuticals, quasi-pharmaceuticals and cosmetics;

(20)	Receipt of orders for products, physical distribution management and inventory management of, foods, pharmaceuticals, quasi-pharmaceuticals and cosmetics;

(21)	Business of training in hygiene management at food product manufacturing plants and other facilities;

(22)	Administration of affairs concerning payroll accounting, bookkeeping, cash payments and receipts and account settlements and business of training in respect thereof;

(23)	Cash loans, fund-raising, foreign exchange transactions, fund management with regard to the businesses of related companies, and agency business therefor;

(24)	Administration of affairs concerning welfare services and insurance services;

(25)	Planning and implementation of public relations and planning and production concerning publicity and advertisements;

(26)	Operation, management and maintenance of hardware and networks for information processing systems;

(27)	Treatment of industrial waste;

(28)	Businesses under items 1 through 27 above upon entrustment by corporations and organizations;

(29)	Operation, management and management consulting services concerning business activities of related companies; and

(30)	Any and all businesses incidental or relating to any of the foregoing items.

(Organs)
     Article 4. The Company shall have the following organs in addition to the General Meeting of Shareholders and Directors:
(1)	The Board of Directors;

(2)	Corporate Auditors;

(3)	The Board of Corporate Auditors; and

(4)	Account Auditors.
(Method of public notice)
     Article 5. The method of public notice of the Company shall be electronic public notification; provided, however, that in case an accident or any other unavoidable cause renders public notice by such electronic public notification unavailable, such public notice shall be given by publication in the Nihon Keizai Shimbun.
Chapter II. Shares
(Total number of issuable shares)
     Article 6. The total number of shares issuable by the Company shall be 280,000,000 shares.
(Acquisition by the Company of its own shares)
     Article 7. The Company may, by resolution of the Board of Directors, purchase its own shares through market trade or otherwise pursuant to the provision of Article 165, paragraph 2 of the Corporation Law of Japan.
(Number of shares constituting one unit)
     Article 8. The number of shares constituting one (1) unit of shares of the Company shall be 100 shares.
(Rights in respect of less-than-one-unit shares)
     Article 9. Any shareholder (including beneficial shareholder; the same applies hereinafter) of the Company cannot exercise any right other than those listed below, in respect of his/her less-than-one-unit shares:
(1)	The rights as provided for in the items of Article 189, paragraph 2 of the Corporation Law of Japan;

(2)	The rights to request the acquisition of shares with rights to request a subscription for new shares pursuant to Article 166, paragraph 1 of the Corporation Law of Japan;

(3)	The rights to the allocation of shares and stock acquisition rights offered to shareholders, in proportion to the numbers of their respective shares; and

(4)	The rights to request an additional purchase of less-than-one-unit shares as provided for in Article 10 hereof.

(Additional purchase of less-than-one-unit shares)
     Article 10. Any shareholder of the Company shall have the right to request the Company to sell the number of shares that will, together with his/her less-than-one-unit shares, constitute a full unit of shares, in accordance as provided for in the Share Handling Regulations.
(Share registrar)
     Article 11.
     1. The Company shall have a share registrar.
     2. The share registrar and its place of business shall be selected by resolution of the Board of Directors and public notice shall be given thereof.
     3. The preparation and keeping of the register of shareholders and the register of stock acquisition rights of the Company and other affairs relating thereto shall be delegated to the share registrar and shall not be handled by the Company.
(Share handling regulations)
     Article 12. The procedures for the exercise of rights of shareholders of the Company and other handling and the fees therefor shall be governed by the Share Handling Regulations to be established by the Board of Directors as well as any relevant laws or ordinances or these Articles of Incorporation.

Chapter III. General Meetings of Shareholders
(Convocation)
     Article 13.
     1. The Ordinary General Meeting of Shareholders of the Company shall be convened in June of each year and an extraordinary General Meeting of Shareholders shall be convened as the necessity arises.
     2. Except as otherwise provided for in laws or ordinances, a General Meeting of Shareholders shall be convened by the Representative Directors in accordance with a resolution of the Board of Directors.
(Record date of the Ordinary General Meeting of Shareholders)
     Article 14. The record date for voting rights at the Ordinary General Meeting of Shareholders of the Company shall be March 31 of each year.
(Chairmanship)
     Article 15. A General Meeting of Shareholders shall be presided over by the President. When the President is unable to act, one of the other Directors shall act in his place in the order previously determined by the Board of Directors.
(Disclosure of reference documents for General Meeting of Shareholders, etc., via the Internet and deemed provision thereof)
     Article 16. If the Company discloses information relating to all matters that shall be described or stated in any reference document for the General Meeting of Shareholders, business report, financial statement and consolidated financial statement upon convening a General Meeting of Shareholders by a method utilizing the Internet in accordance with the Ordinance of the Ministry of Justice, the Company may be deemed to have provided its shareholders with such information.
(Method of resolution)
     Article 17.
     1. Unless otherwise provided for in laws or ordinances or in these Articles of Incorporation, a resolution at a General Meeting of Shareholders shall be adopted by a majority of the votes of the shareholders present who are entitled to vote.
     2. Resolutions as provided for in Article 309, paragraph 2 of the Corporation Law of Japan shall be adopted at a General Meeting of Shareholders at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by two-thirds (2/3) or more of the voting rights of the shareholders so present.
(Exercise of voting rights by proxy)
     Article 18.
     1. A shareholder may exercise his/her voting rights by proxy, who shall be a shareholder of the Company having voting rights.
     2. The shareholder who will exercise his/her voting rights by proxy or the proxy shall submit a document evidencing a power of representation to the Company for each General Meeting of Shareholders.
(Minutes)
     Article 19. The substance of the proceedings of each General Meeting of Shareholders and the resultant actions taken thereat, as well as other matters as provided for in laws or ordinances, shall be entered or recorded in minutes.
Chapter IV. Directors and the Board of Directors
(Number)
     Article 20. The Company shall have not more than 20 Directors.
(Election)
     Article 21.
     1. A resolution for the election of Directors shall be adopted at a General Meeting of Shareholders at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders so present.
     2. No resolution for the election of Directors shall be made by cumulative voting.
(Dismissal)
     Article 22. A resolution for the dismissal of Directors shall be adopted at a General Meeting of Shareholders at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by two-thirds (2/3) or more of the voting rights of the shareholders so present.
(Term of office)
     Article 23.
     1. The term of office of Directors shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last fiscal year to end within two (2) years after their assumption of office.
     2. The term of office of a Director elected to fill a vacancy created by the retirement of a Director prior to the expiration of his/her term of office shall expire at such time as the term of office of the Director would expire.
(Representative Directors)
     Article 24. The Board of Directors shall, by its resolution, appoint a Representative Director or Directors.
(Directors with specific titles)
     Article 25. The Board of Directors may, by its resolution, elect one (1) Chairman of the Board, one (1) Deputy Chairman of the Board, one (1) President and one (1) or more Executive Vice Presidents, Senior Managing Directors and Managing Directors.

(Board of Directors)
     Article 26.
     1. The Board of Directors shall make decisions on the execution of important business of the Company as well as all matters provided for in laws or ordinances or in these Articles of Incorporation.
     2. The convocation and chairmanship of meetings of the Board of Directors shall be as provided for by the Board of Directors.
     3. A notice for the convocation of a meeting of the Board of Directors under the foregoing paragraph shall be dispatched to each Director and each Corporate Auditor no later than three (3) days prior to the date of the meeting; provided, however, that such period of notice may be shortened in the case of urgency.
     4. A meeting of the Board of Directors may be held without following the above convocation procedures, with the consent of all the Directors and Corporate Auditors.
     5. Resolutions of the Board of Directors shall be adopted at its meeting at which a majority of the Directors entitled to participate in the voting shall be present, by a majority of the Directors so present.
     6. The substance of the proceedings of each meeting of the Board of Directors and the resultant actions taken thereat, as well as other matters provided for in laws or ordinances, shall be entered or recorded in minutes, to which the Directors and Corporate Auditors present thereat shall affix their names and seals or their electronic signatures and which shall be kept on file by the Company at its head office for ten (10) years.
(Omission of resolution at meeting of the Board of Directors)
     Article 27. If the requirements under Article 370 of the Corporation Law of Japan are fulfilled, the Company shall deem that a resolution was adopted by the Board of Directors.
(Advisors, Counselors and Senior Counselors)
     Article 28. The Company may, by resolution of the Board of Directors, have Advisors, Counselors and Senior Counselors.
(Remuneration, etc.)
     Article 29. Remuneration, bonuses and other proprietary benefits (“Remuneration, etc.”) the Directors may receive from the Company in consideration of the execution of their duties shall be determined by resolution of the General Meeting of Shareholders.
(Indemnification of Directors)
     Article 30.
     1. The Company may, by resolution of the Board of Directors, exempt any Director (including any former Director) from liabilities for any damage arising from a default in his/her duties to the extent allowed by laws or ordinances, pursuant to the provision of Article 426, paragraph 1 of the Corporation Law of Japan.
     2. The Company may enter into an agreement with any outside Director to limit liabilities for any damage arising from a default in his/her duties, pursuant to the provision of Article 427, paragraph 1 of the Corporation Law of Japan; provided, however, that the limit on his/her liability under such agreement shall be the higher of the amount previously determined but not less than ¥10,000,000 and the amount as provided for in laws or ordinances.
Chapter V. Corporate Auditors and the Board of Corporate Auditors
(Number of Corporate Auditors)
     Article 31. The Company shall have not more than four (4) Corporate Auditors.
(Election)
     Article 32. A resolution for the election of Corporate Auditors shall be adopted at a General Meeting of Shareholders at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders so present.
(Term of office)
     Article 33.
     1. The term of office of Corporate Auditors shall expire at the close of the Ordinary General Meeting of Shareholders relating to the last fiscal year to end within four (4) years after their assumption of office.
     2. The term of office of a Corporate Auditor elected to fill a vacancy created by the retirement of a Corporate Auditor prior to the expiration of his/her term of office shall expire at such time as the term of office of the Corporate Auditor would expire.
(Corporate Auditors)
     Article 34. The Board of Corporate Auditors shall, by its resolution, appoint a Full-Time Corporate Auditor or Auditors.
(Board of Corporate Auditors)
     Article 35.
     1. A notice for the convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor no later than three (3) days prior to the date of the meeting; provided, however, that such period of notice may be shortened in the case of urgency.
     2. A meeting of the Board of Corporate Auditors may be held without following the above convocation procedures, with the consent of all the Corporate Auditors.
     3. Resolutions of the Board of Corporate Auditors shall be adopted by a majority of the Corporate Auditors unless otherwise provided for in laws or ordinances.
     4. The substance of the proceedings of each meeting of the Board of Corporate Auditors and the resultant actions taken thereat, as well as other matters provided for in laws or ordinances, shall be entered or recorded in minutes, to which the Corporate Auditors present at the meeting shall affix their names and seals or their electronic signatures and which shall be kept on file by the Company at its head office for ten (10) years.

(Remuneration, etc.)
     Article 36. Remuneration, etc., of Corporate Auditors shall be determined by resolution of the General Meeting of Shareholders.
(Indemnification of Corporate Auditors)
     Article 37.
     1. The Company may, by resolution of the Board of Directors, exempt any Corporate Auditor (including any former Corporate Auditor) from liabilities for any damage arising from a default in his/her duties to the extent allowed by laws or ordinances, pursuant to the provision of Article 426, paragraph 1 of the Corporation Law of Japan.
     2. The Company may enter into an agreement with any outside Corporate Auditor to limit liabilities for any damage arising from a default in his/her duties, pursuant to the provision of Article 427, paragraph 1 of the Corporation Law of Japan; provided, however, that the limit on his/her liability under such agreement shall be the higher of the amount previously determined but not less than ¥10,000,000 and the amount as provided for in laws or ordinances.
Chapter VI. Accounts
(Fiscal year)
     Article 38. The fiscal year of the Company shall be annual, commencing on April 1 of each year and ending on March 31 of the following year.
(Distribution of retained earnings)
     Article 39.
     1. The record date for year-end dividends of the Company shall be March 31 of each year. Year-end dividends shall be paid to the shareholders or registered pledgees on shares entered or recorded in the final register of shareholders as of the record date.
     2. In the event that dividends are distributed in cash, the Company shall be relieved of the obligation of payment of such dividends remaining unreceived upon expiration of full five (5) years from the day on which such dividends became due and payable.
     3. Any cash mentioned in the foregoing paragraph shall bear no interest.
Chapter VII. Takeover Defense Plan
(Matters for resolution)
     Article 40.
     1. The General Meeting of Shareholders may adopt a resolution for the introduction of a takeover defense plan in addition to all matters provided for in the Corporation Law of Japan.

     2. Any takeover defense plan introduced by resolution of the General Meeting of Shareholders may be revised or abolished by resolution of the Board of Directors.
Supplementary Provisions
(First fiscal year)
     Article 1. Notwithstanding the provision of Article 38 hereof, the first fiscal year of the Company shall commence on the date of incorporation of the Company and end on March 31, 2010.
(Remuneration of first Directors and Corporate Auditors)
     Article 2. Notwithstanding the provisions of Article 29 and Article 36 hereof, the amount of Remuneration, etc., of the Directors for the period from the date of incorporation of the Company to the close of the first Ordinary General Meeting of Shareholders shall be not more than one billion (1,000,000,000) yen and that of the Corporate Auditors shall be not more than two hundred million (200,000,000) yen.
(Deletion of Supplementary Provisions)
     Article 3. Articles 1, 2 and 3 of these Supplementary Provisions shall be deleted as at the close of the first Ordinary General Meeting of Shareholders.

4. [Details of Allocation with Respect to Organizational Restructuring and Basis of Calculation]
1. Share Transfer Ratio

			Nippon Milk	Nippon Milk
		Snow Brand Milk	Community	Community
Company name	The Company	Products	Common shares	Class-A class shares
Share transfer ratio	1.0	0.2	0.48	0.96

(Notes) 1.	0.2 common shares of the Company will be allocated and delivered per common share of Snow Brand Milk Products and 0.48 common shares of the Company will be allocated and delivered per common share of Nippon Milk Community. 0.96 common shares of the Company will be allocated and delivered per Class-A class share of Nippon Milk Community. If the number of shares of the Company which must be delivered to a shareholder of Snow Brand Milk Products or Nippon Milk Community in connection with the Share Transfer includes any fraction of one share, the Company will, pursuant to Article 234 of the Corporation Law of Japan and any other relevant laws or ordinances, pay the relevant shareholder a cash amount corresponding to the fractional shares attributed to such fraction.

Should any material change occur in the conditions forming the basis of the calculation, Snow Brand Milk Products and Nippon Milk Community may change the above share transfer ratio upon mutual consultation.

The number of shares constituting one unit of shares of the Company will be 100 shares.

2.	Number of new shares to be delivered by the Company through the Share Transfer (expected):

70,774,506 common shares

The above-listed number of common shares has been calculated based on the total number of issued shares of Snow Brand Milk Products (303,802,153 shares) as of March 31, 2009, the total number of issued common shares of Nippon Milk Community (10,500,000 shares) as of March 31, 2009, and 5,600,000 Class-A class shares of Nippon Milk Community obtained by deducting from the total number of its issued Class-A class shares (10,000,000 shares) as of March 31, 2009, 4,400,000 Class-A class shares expected to be acquired and cancelled no later than the day immediately preceding the Effective Date of Share Transfer. However, Snow Brand Milk Products plans to cancel all shares of treasury stock, currently held or to be acquired hereafter, to the extent they can be cancelled practicably, as of the day immediately preceding the Effective Date of Share Transfer. Accordingly, 2,009,620 shares of treasury stock of Snow Brand Milk Products held as of March 31, 2009 have not been included in calculating the above number. As the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.
2. Basis of calculations of the details of the allocation in the Share Transfer:
1) Basis of calculations:
In order to ensure the fairness of the calculations of the share transfer ratio in the Share Transfer, Snow Brand Milk Products and Nippon Milk Community appointed Daiwa Securities SMBC Co., Ltd. (“Daiwa Securities SMBC”) and PwC Advisory Co., Ltd. (“PwC Advisory”), respectively, as their financial advisors for the business integration, requested them to conduct calculations of the share transfer ratio and obtained share transfer ratio calculation reports from Daiwa Securities SMBC and PwC Advisory, respectively.

Daiwa Securities SMBC calculated the share transfer ratio based on the discounted cash flow method (the “DCF Method”) and market price method with regard to Snow Brand Milk Products, and based on the DCF Method and comparable company method with regard to Nippon Milk Community. With regard to Nippon Milk Community, Daiwa Securities SMBC calculated the value of its shares based on the DCF Method and comparable company method, distributed the value so calculated between the value of its common shares and the value of its Class-A class shares by reference to the terms and conditions of the Class-A class shares (such as the ratio of conversion to common shares and rights to request acquisition in cash) and determined the share transfer ratios by taking into consideration the result of such analyses comprehensively.

DCF Method:	To make multidimensional evaluations based on the financial forecasts of both companies, the DCF Method was employed as one of the income-approach evaluation methods.

Market price method:	As the common shares of Snow Brand Milk Products are listed on the Tokyo Stock Exchange and the Sapporo Securities Exchange and the stock prices thereof are available, the market price method was employed as one of the market-approach evaluation methods. In consideration of the trading conditions of the common shares of Snow Brand Milk Products, the respective volume weighted average prices of the shares for the periods of one month from December 27, 2008 through January 26, 2009, three months from October 27, 2008 through January 26, 2009 and six months from July 27, 2008 through January 26, 2009 were used.

Comparable company method:	As the shares of Nippon Milk Community are not listed on any stock exchange and no stock price thereof is available, the comparable company method was employed as one of the market-approach evaluation methods in lieu of the market price method.
The results of the calculations under those methods are as listed below (the ranges of the share transfer ratios are those calculated for the common shares and Class-A class shares of Nippon Milk Community per 0.2 common shares of Snow Brand Milk Products):

		Share transfer ratio for	Share transfer ratio for
	Calculation method	common shares	Class- A class shares
Share transfer ratio	DCF method	0.39 – 0.53	0.78 – 1.06
	Market price method:	0.43 – 0.63	0.86 – 1.27
Comparable company method
For the purpose of the calculation of the share transfer ratio, Daiwa Securities SMBC primarily relied upon information furnished by Snow Brand Milk Products and Nippon Milk Community and information that was publicly available in their original form. In using such information and materials, Daiwa Securities SMBC assumed the accuracy and completeness of all such information and materials and did not independently verify such accuracy and completeness. Daiwa Securities SMBC did not independently value, appraise or assess the assets and liabilities (including any contingent liabilities) of both companies and their affiliated companies, and did not analyze or assess any individual asset or liability thereof, either. In addition, Daiwa Securities SMBC assumed that the information used to develop the financial forecasts of both companies was reasonably prepared based on the best estimates of and judgments by the management of both companies. The calculation of the share transfer ratio by Daiwa Securities SMBC reflects information which was current as of January 26, 2009.
PwC Advisory calculated the share transfer ratio based on the market price analysis and the discounted cash flow analysis (the “DCF analysis”) with regard to Snow Brand Milk Products, a listed company, and based on the comparable companies analysis and DCF analysis with regard to Nippon Milk Community, an unlisted company. With regard to Nippon Milk Community, PwC Advisory determined the share transfer ratios of its common shares and Class-A class shares by taking into consideration the aggregate value of its shares (a total of common shares and Class-A class shares) calculated based on the comparable companies analysis and the DCF analysis, the various terms and conditions of the Class-A class shares (such as the distribution of residual assets, requests for conversion to common shares and compulsory conversion) provided for in its Articles of Incorporation and the particulars of the acquisition of Class-A class shares comprehensively.

Market price analysis:	As the common shares of Snow Brand Milk Products are listed on the Tokyo Stock Exchange and the Sapporo Securities Exchange and the stock prices thereof are available, the market price analysis was employed as one of the market price-approach evaluation methods. In consideration of the trading conditions of the common shares of Snow Brand Milk Products, the respective average closing prices and average transaction prices of the shares for the periods of one month from December 27, 2008 through January 26, 2009, three months from October 27, 2008 through January 26, 2009 and six months from July 27, 2008 through January 26, 2009 were used.

Comparable companies analysis:	As the shares of Nippon Milk Community are not listed on any stock exchange and no stock price thereof is available, the comparable companies analysis was employed as one of the market price-approach evaluation methods in lieu of the market price analysis.

DCF analysis:	To make multidimensional evaluations based on the financial forecasts of both companies, the DCF analysis was employed as one of the income-approach evaluation methods.
The results of the calculations under those methods are as listed below (the ranges of the share transfer ratios are those calculated for the common shares and Class-A class shares of Nippon Milk Community per 0.2 common shares of Snow Brand Milk Products):

Share transfer ratio
	Snow Brand Milk	Nippon Milk	Share transfer ratio	for Class-A class
	Products	Community	for common shares	shares
Market price approach	Market price analysis	Comparable companies analysis	0.45 – 0.56	0.91 – 1.12
Income approach	DCF analysis	DCF analysis	0.43 – 0.59	0.86 – 1.18
For the purpose of the calculation of the share transfer ratio, PwC Advisory primarily relied upon information furnished by Snow Brand Milk Products and Nippon Milk Community and information that was publicly available in their original form. In using such information and materials, PwC Advisory assumed the accuracy and completeness of all such information and materials and did not independently verify such accuracy and completeness. PwC Advisory did not independently value, appraise or assess the assets and liabilities (including any contingent liabilities) of both companies and their affiliated companies, and did not analyze or assess any individual asset or liability thereof, either. In addition, PwC Advisory assumed that the information used to develop the financial forecasts of both companies was reasonably prepared based on the best estimates of and judgments by the management of both companies. The calculation of the share transfer ratio by PwC Advisory reflects information which was current as of January 26, 2009.
2) Background of the calculations:
As described above, Snow Brand Milk Products and Nippon Milk Community requested Daiwa Securities SMBC and PwC Advisory, respectively, to conduct a calculation of the share transfer ratio and with reference to the results of such third party appraisers’ calculations and comprehensively considered such factors as the financial and asset conditions of each company and their future forecasts. As a result of numerous and thorough discussions with respect to the share transfer ratio between the two companies, on January 27, 2009, Snow Brand Milk Products and Nippon Milk Community reached the conclusion and agreed that the share transfer ratio set forth above was appropriate.
3) Relationship with the appraisers:
Neither Daiwa Securities SMBC nor PwC Advisory, the appraisers, is a related party of either Snow Brand Milk Products or Nippon Milk Community.
5. [Variation Shares Issued in Reorganization and Issued Shares of the Reorganized Target Company]
Snow Brand Milk Products (common shares)
Snow Brand Milk Products’ common shares are in share units of 500 shares per unit but the Company’s common shares will be in share units of 100 shares per unit.
Nippon Milk Community (common shares)
There is no share unit system for common shares of Nippon Milk Community but the Company’s common shares will be in share units of 100 shares per unit.
Nippon Milk Community (Class-A class shares)
There is no share unit system for Class A class shares of Nippon Milk Community but the Company’s common shares will be in share units of 100 shares per unit.
Also, there are differing rules set forth for the Class A class shares in regard to (i) surplus dividends (ii) distribution of residual assets (iii) ability to exercise voting rights at shareholders meetings (iv) rights to require the company to acquire the shares (purchase claim rights) and (v) rights for acquisition of the shares in the event of certain fixed conditions (acquisition conditions), and how each of these items differs with the Company’s common shares is as follows.
(i) Surplus Dividends
When a term end dividend takes place, shareholders owning Class A class shares (the “Class A Shareholders”) are paid in the same order as shareholders owning common shares (the “Common Shareholders”) and are paid surplus dividends at a ratio of one Class A class share to two common shares. However, there is no such provision for common shares of the Company.
(ii) Distribution of Residual Assets
When there is a distribution of residual assets of Nippon Milk Community, the Class A Shareholders are paid an appropriate amount from the distribution of residual assets in the same order as Common Shareholders at a ration of one Class A class share to two common shares. However, there is no such provision for common shares of the Company.
(iii) Ability to Exercise Voting Rights at Shareholders Meetings
Class A Shareholders do not own voting rights at shareholders meetings of Nippon Milk Community. However, shareholders of common shares of the Company are granted full voting rights with 100 common shares of the Company equal to one unit.
(iv) Rights to Require the Company Purchase the Shares (Purchase Claim Rights)
At any time during the period of time from April 1, 2011 until March 31, 2031 Class A Shareholders may demand that Nippon Milk Community acquire their Class A class shares. At such time, Nippon Milk Community must acquire and exchange the Class A class shares at a ratio of two common shares per Class A class share. However, there is no such condition for the common shares of the Company.
In addition, after April 1, 2011, during the period of time from April 1 until May 31 of each year, within the upper limitation of 50% of the distributable amount of the previous fiscal year, Class A Shareholders may demand that Nippon Milk Community acquire all or a portion of their Class A class shares at the issue price. At such time Nippon Milk Community must commence the acquisition process every year by July 31. However, there is no such provision for the common shares of the Company.
(v) Rights to Require Acquisition Shares due to Occurrence of Certain Fixed Events (Acquisition Conditions)
From April 1, 2011, Nippon Milk Community may acquire the Class A class shares on a day decided by a resolution of the board of directors. At such time, Nippon Milk Community must acquire and exchange the Class A class shares at a ratio of two common shares per Class A share. However, there is no such provision for the common shares of the Company.
6. [Rights of Owners of Securities in Issued Shares of the Reorganized Target Company]
1) Method of Exercising Purchase Claim Rights
Snow Brand Milk Products (common shareholders)
For the common shareholders of Snow Brand Milk Products, in regard to the common shares owned in Snow Brand Milk Products, in order to exercise the stock purchase claim rights of shareholders provided for in Article 806 of the Corporation Law against Snow Brand Milk Products, the shareholders must provide notice of their objection to the Share Transfer Plan to Snow Brand Milk Products in advance of the ordinary general meeting of shareholders scheduled to be held on June 24, 2009 and must object to the Share Transfer Plan at that ordinary general meeting of shareholders. The stock purchase claim rights of shareholders must be exercised by disclosing the number of shares relating to such stock purchase claim within 20 days from the day of the individual notice made under Article 806, paragraph 3 of the Corporation Law or the public notice made under Article 806, paragraph 4, which is made within 2 weeks of the resolution date at the general meeting of shareholders (June 24, 2009).
Nippon Milk Community (common shareholders)
For the common shareholders of Nippon Milk Community, in regard to the common shares owned in Nippon Milk Community, in order to exercise the stock purchase claim rights of shareholders provided for in Article 806 of the Corporation Law against Nippon Milk Community, the common shareholders must provide notice of their objection to the Share Transfer Plan to Nippon Milk Community in advance of the ordinary general meeting of shareholders and class shareholders meeting (common shareholders meeting) scheduled to be held on June 24, 2009 and must object to the Share Transfer Plan at both the ordinary general meeting of shareholders and class shareholders meeting (common shareholders meeting). The stock purchase claim rights of shareholders must be exercised by disclosing the number of shares relating to such stock purchase claim within 20 days from the day of the individual notice made under Article 806, paragraph 3 of the Corporation Law or the public notice made under Article 806, paragraph 4, which is made within 2 weeks of the resolution date at the general meeting of shareholders (June 24, 2009).

Nippon Milk Community (Class A Shareholders)
For the Class A Shareholders of Nippon Milk Community, in regard to the Class A class shares owned in Nippon Milk Community, in order to exercise the stock purchase claim rights of shareholders provided for in Article 806 of the Corporation Law against Nippon Milk Community, the Class A Shareholders must provide notice of their objection to the Share Transfer Plan to Nippon Milk Community in advance of class shareholders meeting (Class A shareholders meeting) scheduled to be held on June 24, 2009, and must object to the Share Transfer Plan at that class shareholders meeting (Class A shareholders meeting). The stock purchase claim rights of shareholders must be exercised by disclosing the number of shares relating to such stock purchase claim within 20 days from the day of the individual notice made under Article 806, paragraph 3 of the Corporation Law or the public notice under Article 806, paragraph 4, which is made within 2 weeks of the resolution date at the general meeting of shareholders (June 24, 2009).
2) Method of Exercising Voting Rights
Snow Brand Milk Products
The method to exercise the voting rights is by attendance and voting at the ordinary general meeting of shareholders scheduled to be held on June 24, 2009 (further, shareholders may appoint one other Snow Brand Milk Products shareholder as proxy and exercise their voting rights in that way. In that case, the shareholder and the proxy must present documentation evidencing the proxy rights together with the shareholder’s voting documents for the shareholder and for the proxy). Also, the shareholders may exercise their voting rights by mail or by electronic means (internet, etc.), in which case they must exercise their voting right by 6:00 P.M. June 23, 2009.
When exercising voting rights by mail, it is necessary to enclose the reference documents for the shareholders meeting indicating a “yes” or “no” vote and mail the documents such that the documents arrive at Snow Brand Milk Products by 6:00 P.M. June 23, 2009. If a shareholder vote has no writing indicating whether the vote was “yes”, “no” or “abstaining” on the voting documentation, in such cases it will be treated as a “yes” vote.
In regard to exercising voting rights by electronic means (internet, etc.), shareholders must log in to the website designated by Snow Brand Milk Products using the “Password” and “Code for Exercising Voting Rights” indicated on the voting documentation referenced above and, following the instructions on the screen, record their vote either for or against each of the agenda items within the time frame specified above. Institutional investors who have previously registered to use the electronic voting platform administered by ICJ, Inc. may use that platform as a method to exercise their voting rights electronically at the shareholders meeting of Snow Brand Milk Products. Further, in cases of duplication with voting by mail and voting by electronic means (internet, etc.) voting by electronic means will be treated as the effective vote. Also, if a voting right has been exercised multiple times by electronic means (internet, etc.) the last vote will be treated as the effective vote.
If a single shareholder owns multiple voting rights, it is possible for the shareholder to exercise those voting rights non-uniformly. However, such shareholders must provide written notice explaining the reason why they will exercise their voting rights non-uniformly to the manager of the shareholders register (Mizuho Trust & Banking Co., Ltd., Stock Transfer Agency Department) at least three days in advance of the shareholders meeting.
Nippon Milk Community
The method to exercise the voting rights is by attendance and voting at the ordinary general meeting of shareholders scheduled to be held on June 24, 2009 (further, shareholders may appoint one other Nippon Milk Community shareholder as proxy and exercise their voting rights that way. In that case, the shareholder or the proxy must present to Nippon Milk Community documentation evidencing the proxy).
Also, the shareholders may exercise their voting rights by attendance of the class shareholders meeting (common shareholders and Class A shareholders meetings) scheduled to be held on June 24, 2009. Further, the shareholders of Nippon Milk Community may exercise their voting rights by appointing another shareholder with voting rights to act as proxy and in such cases the shareholder or the proxy must provide Nippon Milk Community with the documentation evidencing the proxy.

3) Method of Receipt of Shares Issued in Reorganization
In regard to the shares issued in connection with the Share Transfer, the shares will be allocated those shareholders entered or recorded in the last shareholders register of Snow Brand Milk Products and Nippon Milk Community as of September 30, 2009.
In regard to the common shareholders of Snow Brand Milk Products, the common shares of the Company will be recorded at the exchange account where the shares of Snow Brand Milk Products are recorded and the Company’s common shares can be received.
On the other hand, in regard to the common shareholders and Class A Shareholders of Nippon Milk Community, because the common shares and Class A class shares are not exchangeable shares, in regard to each (i) where notice of a personal account has been provided to Nippon Milk Community in accordance with the notice from Nippon Milk Community, to the personal exchange account opened in advance at securities companies, etc., for purposes of receiving the receiving the recorded securities or (ii) for all other cases, at the special designated account at Mizuho Trust & Banking which the Company opened for the common shareholders and the Class A Shareholders, the Company’s common shares will be recorded and the Company’s common shares can be received.

7. [Reorganization Procedure]
1. Summary and Method of Inspecting Documents Prepared in accordance with the Corporation Law Regarding the Reorganization.
In regard to the Share Transfer, in accordance with Article 803, paragraph 1 the Corporation Law as well as Article 206 the Corporation Law Enforcement Regulations (i) the share transfer plan; (ii) the matters concerning the appropriateness of those items specified in Article 773, paragraph 1, items 5 and 6 of the Corporation Law; as well as (iii) the contents of the financial statements of Snow Brand Milk Products and Nippon Milk Community for the last fiscal year, those documents will be kept at the headquarters of Snow Brand Milk Products and Nippon Milk Community from June 9, 2009. Also, (iv) when items arising which may have a material influence on the status of company assets after the last day of the most recent fiscal year of Snow Brand Milk Products and Nippon Milk Community, the contents of those items will be placed as an addition to those documents.
The share transfer plan in item (i) above is the Share Transfer Plan approved at the board of directors meetings held on April 9, 2009 held at Snow Brand Milk Products and Nippon Milk Community. The document in item (ii) is a document explaining the appropriateness of the share transfer share ratio and the basis for calculation of the share transfer ratio as well as the amounts of capital and reserves of the Company in the Share Transfer Plan. The documents in item (iii) are the documents relating to the financial statements of Snow Brand Milk Products and Nippon Milk Community for the fiscal year ended on March 31, 2009. The documents in item (iv) record the items that may have a material influence on the status of company assets of Snow Brand Milk Products and Nippon Milk Community after the last day of March 2009. These documents may be viewed at the headquarters of Snow Brand Milk Products and Nippon Milk Community.
2. Shareholders Meeting’s, etc., Reorganization related Procedural Method and Schedule

January 27, 2009:	Meeting of the Board of Directors to approve the conclusion of the Integration Agreement (both companies)

January 27, 2009:	Conclusion of the Integration Agreement (both companies)

March 31, 2009:	Record date for the Ordinary General Meeting of Shareholders (both companies)

April 9, 2009:	Meeting of the Board of Directors to resolve the Share Transfer (both companies)

April 9, 2009:	Preparation of the Share Transfer Plan (both companies)

June 24, 2009 (expected):	Ordinary General Meeting of Shareholders to approve of the Share Transfer Plan (both companies)

June 24, 2009 (expected):	General Meeting of Holders of Class Shares to approve of the Share Transfer Plan (Nippon Milk Community)

September 25, 2009 (expected):	Date of delisting of shares from the Tokyo Stock Exchange (Snow Brand Milk Products)

September 25, 2009 (expected):	Date of delisting of shares from the Sapporo Securities Exchange (Snow Brand Milk Products)

October 1, 2009 (expected):	Date of registration of incorporation of the Company (the Effective Date of Share Transfer)

October 1, 2009 (expected):	Date of listing of shares of the Company
However, should any unavoidable event occur in the course of the procedures hereafter, Snow Brand Milk Products and Nippon Milk Community may change the above schedule upon mutual consultation.
3. Method of Exercising Purchase Claim Rights upon Reorganization by Owners of Shares of Reorganizing Company
Snow Brand Milk Products (common shareholders)
For the common shareholders of Snow Brand Milk Products, in regard to the common shares owned in Snow Brand Milk Products, in order to exercise the stock purchase claim rights of shareholders provided for in Article 806 of the Corporation Law against Snow Brand Milk Products, the shareholders must provide notice of their objection to the

Share Transfer Plan to Snow Brand Milk Products in advance of the ordinary general meeting of shareholders scheduled to be held on June 24, 2009, and must object to the Share Transfer Plan at that ordinary general meeting of shareholders. The stock purchase claim rights of shareholders must be exercised by disclosing the number of shares relating to such stock purchase claim within 20 days from the day of the individual notice made under Article 806, paragraph 3 of the Corporation Law or the public notice under Article 806, paragraph 4, which is made within 2 weeks of the resolution date at the general meeting of shareholders (June 24, 2009).
Nippon Milk Community (common shareholders)
For the common shareholders of Nippon Milk Community, in regard to the common shares owned in Nippon Milk Community, in order to exercise the stock purchase claim rights of shareholders provided for in Article 806 of the Corporation Law against Nippon Milk Community, the common shareholders must provide notice of their objection to the Share Transfer Plan to Nippon Milk Community in advance of the ordinary general meeting of shareholders and class shareholders meeting (common shareholders meeting) scheduled to be held on June 24, 2009, and must object to the Share Transfer Plan at both the ordinary general meeting of shareholders and the class shareholders meeting (common shareholders meeting). The stock purchase claim rights of shareholders must be exercised by disclosing the number of shares relating to such stock purchase claim within 20 days from the day of the individual notice made under Article 806, paragraph 3 of the Corporation Law or the public notice under Article 806, paragraph 4, which is made within 2 weeks of the resolution date at the general meeting of shareholders (June 24, 2009).
Nippon Milk Community (Class A Shareholders)
For the Class A Shareholders of Nippon Milk Community, in regard to the Class A class shares owned in Nippon Milk Community, in order to exercise the stock purchase claim rights of shareholders provided for in Article 806 of the Corporation Law against Nippon Milk Community, the Class A Shareholders must provide notice of their objection to the Share Transfer Plan to Nippon Milk Community in advance of the ordinary general meeting of shareholders and class shareholders meeting (Class A shareholders meeting) scheduled to be held on June 24, 2009, and must object to the Share Transfer Plan at that class shareholders meeting (Class A shareholders meeting). The stock purchase claim rights of shareholders must be exercised by disclosing the number of shares relating to such stock purchase claim within 20 days from the day of the individual notice made under Article 806, paragraph 3 of the Corporation Law or the public notice under Article 806, paragraph 4, which is made within 2 weeks of the resolution date at the general meeting of shareholders (June 24, 2009).

II. Integrated Financial Information
1. MEGMILK SNOW BRAND
     The Company is newly incorporated and as a result there is no financial information as of the date of this Registration Statement.
2. MEGMILK SNOW BRAND after the Completion of the Organizational Restructuring
     As noted above, there is no financial information for the Company as of the date of this Registration Statement. However, in regard to Snow Brand Milk Products and Nippon Milk Community, the total of “Sales”, “Ordinary Income” and “Current Net Income”, which are the material management indices, etc., as of March 2008,, are below. Further, in regard to the figures below, please note that the figures below are no more than simply totaled figures and are listed here without an audit certificate from an auditor. In addition, with the exception of the Sales, Income and Net Income indices, there was difficulty in simply totaling the numbers, and, because there was a possibility that simply totaling the numbers could mislead investors, the totaling was not carried out.

(million yen)
Sales	506,448
Ordinary Income	12,161
Current Net Income	8,985

(Note)	In regard to the figures used for the total, the consolidated balance sheets for the March 2008 period of Snow Brand Milk Products and the non-consolidated balance sheets for the March 2008 period of Nippon Milk Community were used.

3.	Subject Company of the Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)

In regard to the material management indices, etc., as of March 2008, related to Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, each of those figures are as follows.
     Snow Brand Milk Products
          Changes in Material Management Indices, etc. (consolidated)

Business Period		54th Period	55th Period	56th Period	57th Period	58th Period
Fiscal Year End Month		March 2004	March 2005	March 2006	March 2007	March 2008
Sales	(million yen)	318,122	283,403	280,057	277,344	286,958
Ordinary Income	(million yen)	3,332	6,685	9,142	10,656	9,600
Current Net Income	(million yen)	1,424	6,947	7,124	7,383	6,972
Net Assets	(million yen)	36,830	43,995	52,269	72,729	68,663
Total Assets	(million yen)	259,373	213,834	208,376	204,658	202,431
Net Assets Per Share	(yen)	73.56	104.52	139.75	186.07	211.29
Current Net Income	(yen)	6.18	30.24	30.79	27.57	23.70
Current Net Income After Dilution	(yen)	4.02	19.65	20.35	22.70	21.65
Capital to Asset Ratio	( %)	14.2	20.6	25.1	29.1	32.5
Return on Equity	( %)	4.0	17.2	14.8	13.2	11.1
Price-Earnings Ratio	(Multiplier)	54.0	11.7	15.6	16.5	12.3
Cash Flow From Operating Activities	(million yen)	3,088	337	12,829	11,484	14,008
Cash Flow From Investment Activities	(million yen)	(2,235)	8,100	(1,969)	(4,078)	(11,802)
Cash Flow From Financing Activities	(million yen)	(3,717)	(10,591)	(7,134)	(13,018)	(3,087)
Net Decrease in Cash and Cash Equivalents Ending Balance	(million yen)	11,547	9,423	13,104	7,448	6,536
Number of Employees (Average Number of Temporary Employees)		3,827	2,870	2,763	2,682	2,644
		(4,075)	(2,282)	(2,156)	(2,137)	(2,079)

(Notes)	1. The sales figures above do not include consumption tax.

2. In connection with a debt-for-equity swap Snow Brand Milk Products effectuated on March 18, 2003, 20,000,000,000 yen in debt was exchanged for issuance of preferred shares (Class A, Class B and Class C). In the 54th and 55th Business Periods, for the calculation of the amount of net assets per share the amount above (20,000,000,000 yen) was substracted from the total amount of net assets. Also, on January 20, 2006 Snow Brand Milk Products effectuated a mandatory cancellation of a part of the preferred shares in exchange for compensation. In the 56th and 57th Business Periods, for the calculation of the amount of net assets per share, 9,500,000,000 yen (Class C preferred shares) was subtracted from the total amount of net assets. One portion of the Class C preferred shares were cancelled on August 22, 2007 and in the 58th Business Period, for the calculation of the amount of net assets per share, 1,900,000,000 yen was substracted from the total amount of net assets.

3. On December 16, 2005, Snow Brand Milk Products effectuated an issurance of 15,000,000,000 worth of preferred shares and in order for those shares to be converted to common shares, for the calculation of the amount of net assets per share for the 56th Business Period, 8,726,628,000 yen was substracted from the total amount of net assets.

4. For calculation of the amount of net assets per share as well as the calculation of current net income per share for the 57th Business Period, 214,985,000 yen in Class C preferred share dividends was subtracted from the net assets and current net income.

5. For calculation of the amount of net assets per share as well as the calculation of current net income per share for the 58th Business Period, 52,972,000 yen in Class C preferred share dividends was subtracted from the net assets and current net income.

6. For calculation of the amount of net assets, from the fiscal year ended in March 2007 business period the “Accounting Standards regarding Disclosure of Net Assets on Balance Sheets” (Corporate Accounting Standards, Article 5) as well as “Applicable Guidelines for Accounting Standards regarding Disclosure of Net Assets on Balance Sheets” (Corporate Accounting Standards, Applicable Guidelines, Article 8) were applied.

Nippon Milk Community
     Changes in Material Management Indices, etc. (non-consolidated)

Business Period		2nd Period	3rd Period	4th Period	5th Period	6th Period
Fiscal Year End Month		March 2004	March 2005	March 2006	March 2007	March 2008
Sales	(million yen)	220,737	226,156	221,533	219,552	219,489
Net Income	(million yen)	(13,878)	2,339	4,147	3,069	2,561
Current Net Income	(million yen)	(17,376)	1,089	6,759	3,839	2,012
Return on Investment Applying Equity Method	(million yen)	10	104	194	169	190
Capital	(million yen)	14,188	14,188	14,188	14,188	14,188
				Common shares	Common shares	Common shares
				10,500	10,500	10,500
		Common shares	Common shares	Class A class shares	Class A class shares	Class A class shares
Number of Issued Shares	(Shares)	10,500	10,500	10,000	10,000	10,000
Net Assets	(million yen)	(7,059)	(6,220)	21,160	24,554	26,101
Total Assets	(million yen)	112,951	106,299	107,815	113,047	109,445
				Common shares	Common shares	Common shares
				693.77	805.06	855.78
				Class A class shares	Class A class shares	Class A class shares
Net Assets Per Share	(yen)	(672.37)	(592.44)	1,387.54	1,610.11	1,711.56
Dividend Per Share (Interim Dividend Per Share)	(yen)	— (—)	— (—)	— (—)	— (—)	— (—)
				Common shares	Common shares	Common shares
				498.19	125.90	65.98
Current Net Income Per Share				Class A class shares	Class A class shares	Class A class shares
	(yen)	(1,654.92)	103.79	996.37	251.79	131.96
Current Net Income After Dilution	(yen)	—	—	—	—	—
Capital to Asset Ratio	( %)	(6.25)	(5.85)	19.63	21.72	23.85
Return on Equity	( %)	—	—	90.49	16.80	7.95
Price Earnings Ratio	(Multiplier)	—	—	—	—	—
Payout Ratio	( %)	—	—	—	—	—
Cash Flow From Operating Activities	(million yen)	(10,318)	10,145	9,522	9,517	9,500
Cash Flow From Investment Activities	(million yen)	(4,050)	(15)	(4,060)	(7,501)	(4,011)
Cash Flow From Financing Activities	(million yen)	14,124	(10,097)	(5,390)	(2,120)	(5,670)

Business Period		2nd Period	3rd Period	4th Period	5th Period	6th Period
Fiscal Year End Month		March 2004	March 2005	March 2006	March 2007	March 2008
Net Decrease in Cash and Cash Equivalents Ending Balance	(million yen)	634	667	739	635	453
Number of Employees (Average Number of Temporary Employees)		1,969	1,866	1,779	1,694	1,705
		(529)	(516)	(489)	(549)	(662)

(Note) 1.	Because Nippon Milk Community has not prepared consolidated financial statements, there are no material management indices, etc., for the consolidated fiscal year.

2.	The 2nd, 3rd, 4th and 5th Business Periods of Nippon Milk Community were not subject to an audit based on the provisions of the old Securities and Exchange Act of Japan. Also, the 6th Business Period was not subject to an audit based on the provisions of the Financial Instruments and Exchange Law.

3.	Sales figures do not include consumption tax.

4.	In regard to the current net income per share after dilution, because no residual securities existed in the 2nd and 3rd Business Periods those numbers were not included. Also, for the 4th, 5th and 6th Business Periods, because no such residual securities with diluting effects existed, those numbers were not included.

5.	In regard to the return on equity for the 2nd and 3rd Business Periods, because the net assets were negative at the time of calculation those numbers were not included.

6.	In regard to the price earnings ratio, because this is an unlisted company those figures are not displayed.
III. Material Contracts between the Company (and its Related Parties) and Subject Companies of the Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products)
     N/A

Part III. Corporate Information
I. Details of the Corporation
1. [Changes in Major Business Indices]
     Changes in Major Business Indices is as listed above in “Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan II. Integrated Financial Information”.
2. [History of MEGMILK SNOW BRAND]

January 27, 2009	Snow Brand Milk Products and Nippon Milk Community execute an integration agreement for the business integration of both companies with approval from the boards of directors.

April 9, 2009	Snow Brand Milk Products and Nippon Milk Community, with approval from the boards of directors and premised on approval at shareholders meetings, prepare the Share Transfer Plan.

June 24, 2009 (Scheduled)	Snow Brand Milk Products and Nippon Milk Community, at an ordinary general meeting of shareholders as well at a class shareholders meeting for Nippon Milk Community (common shareholders meeting and Class A shareholders meeting), plan to resolve to incorporate the Company through a joint share transfer and make both companies wholly owned subsidiaries of the Company.

October 1, 2009 (Scheduled)	Snow Brand Milk Products and Nippon Milk Community plan to incorporate the Company through the joint share transfer method. The Company’s common stock is planned to be listed on the Tokyo Stock Exchange and the Sapporo Securities Exchange.
In regard to Snow Brand Milk Products history, please refer to the annual securities report (submitted June 27, 2008). Nippon Milk Community’s history is as follows.

January 6, 2003	Snow Brand Milk Products market milk division, Japan Milk Net Co., Ltd. market milk, dairy products division and the National Agricultural Sales Co. businesses were split and Nippon Milk Community was incorporated.

November 1, 2006	Merger with subsidiary, Tama Beverage Co., Ltd.

April 2, 2007	Incorporation of subsidiary MC Business Support Co., Ltd.
3. [Details of the Business of MEGMILK SNOW BRAND]
The Company plans to manage the subsidiaries and group companies which will carry out the manufacturing and sales of market milk, dairy and processed foods, seed and feed, etc., businesses and will carry out businesses related or incidental to managing those companies. Further, the details of the business of Snow Brand Milk Products at the end of its recent fiscal year (March 31, 2008) and the business of Nippon Milk Community at the end of its recent fiscal year (March 31, 2009), both of which will become wholly owned subsidiaries of the Company, are as follows.
Snow Brand Milk Products
     As for the Snow Brand Milk Products group, it is comprised of Snow Brand Milk Products, 26 subsidiaries and 15 affiliated companies, the related types of business segments are as follows.
     (1) Food Products Business

There are eight consolidated companies involved in this business, which is engaged in the manufacture and sale of dairy and processed foods. Dairy and food products are manufactured mainly by Snow Brand Milk Products and Bean Stock Snow Co., Ltd. (consolidated subsidiary), and distributed mainly by Snow Brand Milk Products, Bean Stock Snow Co., Ltd. (consolidated subsidiary) and SI System Corporation (consolidated subsidiary).
     (2) Seed and Animal Feed Business
     There are two consolidated companies involved in this business, which is engaged in the manufacture and sale of feed and seeds for grass and feeder crop, etc. The manufacture and sale of feed and seeds for grass and feeder crop are conducted mainly by Snow Seed Co., Ltd.
     (3) Other Businesses
     There are eight consolidated companies involved in other businesses, which are engaged in joint delivery center business, manufacture and sales of raw materials and management of restaurants and food stands. SI System Corporation (consolidated subsidiary) is mainly involved in the joint delivery center business. Cresco, Ltd. (consolidated subsidiary) is mainly involved in the manufacture and sales of raw materials. Snow Brand Parlor Co., Ltd. is mainly involved in the management of restaurant and food stands.
     Nippon Milk Community
Nippon Milk Community will carry out the manufacture and sale of dairy products of “milk”, “cold beverages”, “desserts”, and “yogurts”, etc., which are the core of the MEGMILK brand and supply those goods nation wide.
4. [Related Companies Information]
Because the Company is newly incorporated, there is no information regarding related companies as of the date of this Registration Statement. In regard to the related companies of Snow Brand Milk Products and Nippon Milk Community, both of which will become wholly owned subsidiaries of the Company, please refer to the above sections “Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan) I. Summary of Organizational Restructuring (Tender Offer) 1. [Purpose of Organizational Restructuring]” containing “2. Summary of Megmilk Snow Brand and Relationship between the Companies subject to Organizational Restructuring (Nippon Milk Community and Snow Brand Milk Products), (1) Megmilk Snow Brand Group, a. Details of Megmilk Snow Brand”

5. [Employee Information]
     (1) Employees of the Company
          Because the Company is newly incorporated this item is pending.
     (2) Employees of Consolidated Companies
     As of March 31, 2009 the status of employees of Snow Brand Milk Products and Nippon Milk Community, both of which will become wholly owned subsidiaries of the Company, are as follows.
          Snow Brand Milk Products (consolidated)
(as of March 31, 2009)

Name of Business Segment	Number of Employees
Food Products	1,889	(1,498)
Feed and Seed	390	(154)
Other	400	(406)
Total	2,679	(2,058)
(Note) In regard to the total number of employees, there are regular employees and as for temporary employees the number ( ) reflects the average number of employees in a year excluding temporary employees.
          Nippon Milk Community
(as of March 31, 2009)

Number of Employees	1,775	(718)
(Note) In regard to the number of employees, these are full time employees and (X) employees are excluded from the number as temporary employees.
     (3) Labor Union Information
a.	The Company

Because the Company is newly established this item is not applicable.

b.	Consolidated Companies

The status of unions at Snow Brand Milk Products and Nippon Milk Community, both of which will become wholly owned subsidiaries of the Company, are as follows.

Snow Brand Milk Products

For the labor unions at Snow Brand Milk Products group, there are five labor unions (with 1,571 union members as of March 31, 2009) which are the members of Federation of All Snow Brand Labor Unions and four other unions (with 311 members as of March 31, 2009).

In addition, there are no material issues with respect to the relationship between management and labor.

Nippon Milk Community

As labor unions of Nippon Milk Community, there is the Nippon Milk Community Labor Union comprised of clerical workers at Nippon Milk Community, Japan Agricultural Cooperatives Egg Co., Ltd. and Japan Agricultural Cooperatives Meat Foods Co., Ltd.

There are 1,404 union members as of March 31, 2009.

In addition, there are no material issues with respect to the relationship between management and labor.

II. Description of Business
1. [Summary of Business Results]
The Company is newly incorporated and there are no business results to report.

Further, in regard to the business results of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008). In regard to the business results of Nippon Milk Community, which will become a wholly owned subsidiary of the Company, there is no securities report prepared and therefore there is no outline of business results, etc., which should be used for reference.
2. [Production, Received Orders and Sales]
The Company is newly incorporate and there is no item to report.

Further, in regard to the production, orders and sales of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008) as well as the quarterly reports (filed August 11, 2008, November 13, 2008 and February 12, 2009). In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, there is no securities report prepared and therefore there is nothing to refer to regarding production, orders and sales.
3. [Issues To Be Addressed]
(1)	As the Company is a company to be newly established by the business consolidation, it must make efforts to materialize the business consolidation and succeed the effect of the business consolidation as soon as and as maximum as possible.

(2)	The issues to be addressed by Snow Brand Milk Products group which will become a wholly owned subsidiary of the Company are as follows:

(i)	Outline of the Medium-Term Business Plan

Snow Brand Milk Products group has formulated a new “Medium-Term Business Plan” commencing on April 1, 2008 to enhance its corporate value. In this Medium-Term Business Plan, it has established the following business strategies:

Business strategies under the Medium-Term Business Plan
(a)	Strengthening of the business infrastructure
i)	Mutual coexistence with dairy production;

ii)	Strengthening of research and development capabilities;

iii)	Strengthening of collaboration with overseas manufacturers; and

iv)	Strengthening of its cost structures;
(b)	Strengthening of core business
i)	Strengthening of domestically-produced natural cheese; and

ii)	Strategic expansion of domestically-produced dairy products;

(c)	Maximization of the values of milk resources
i)	Establishment of new production systems; and

ii)	Product development by new technological development;
(d)	Creation of values
i)	Expansion of business to new business areas; and

ii)	Expansion of new businesses of the Snow Brand Milk Products group.
(ii)	Issues to be addressed
     For the fiscal year ending March 31, 2010, consumers’ reluctant buying and preference for low-end products are anticipated to become more apparent as consumer spending is decelerating due to little growth in income caused by an economic downturn. On the other hand, while the international market for raw materials are expected to decline, domestic prices of raw milk will rise and the business environments are anticipated to be difficult.
     Under these business environments, Snow Brand Milk Products will specifically implement the following business strategies to materialize the Medium-Term Business Plan and try to achieve the business goal:
i)	Strengthening of the capabilities in the field (proposal capabilities, negotiation capabilities, information capabilities and risk control capabilities);

ii)	Strengthening of the bases of its existing businesses for the business integration with Nippon Milk Community;

iii)	Strengthening of the earning capacity of each group company;

iv)	Improvement of the management quality thorough promotion of CSR management and the strengthening of internal control; and

v)	Business development in response to changing environments:
A.	Strengthening of differentiation from competitors:

B.	Formulation of production and sales strategies to flexibly respond to changes in supply and demand of raw milk and behaviors of consumers and competitors:
C.	Reduction of production and physical distribution costs:
(3) The issues to be addressed by Nippon Milk Community which will become a wholly owned subsidiary of the Company are as follows:
Nippon Milk Community touts an image of a mid range company of achievement with the staying and earnings power and competitive power even in a competitive market environment. With an eye towards the worsening market condition continuing through the 2009 fiscal year accompanied by a large decline in consumer spending facing the company, the company is making efforts to establish a business structure to deal with the sudden environment changes. The specific items the company is addressing are as follows.
(i) Outline of the Medium-Term Business Plan
Selection of Management Resources and Effectuating Growth Strategy through Integration
(a) Integration of Expanded Categories
(b) Executing Area Strategies
(c) Strengthening Product Development Systems
Executing Sweeping Cost Restructuring

(a) Optimization and Centralization of Capital Expenditures
(b) Cost Cutting by Improving the Business Process
Important Issues to be Addressed
(a) Improving Profits of Low Profit Categories
(b) Overcoming Channel Issues
(c) Cultivating Human Resources
(ii) 2009 Fiscal Year Initiatives’ Objectives
Initiatives to Face Achievement of Profit Goals
(a) Effectuating Counter-Measures for the Price of Milk
(b) Expanding Sales of Expanded Categories
(c) Cutting Costs by Improving the Business Process
• Cutting Costs of Raw Materials and Non-Operating Materials
• Effectuating Productivity Improvement Plans
• Cost Reduction by Optimizing Distribution
• Extending Food Expiration Dates by Optimizing Product Distribution
(d) Improving Profits of Low Profit Categories
(e) Expanding Sales with Consumers
(f) Coping with Changing Environment
• Cutting Sales and Management Costs and Effective Expenditures
• Review the Production Systems Responding to Price Fluctuations
Implementing Medium Term Strategy Issues
(a) Expanded Efforts for Strategic Categories
(b) Strengthening Product Development Systems
(c) Integration and Optimization of Production Facilities
• Reorganization of Product and Distribution Facilities, Effectuation of Optimization Policies
(d) Overcoming Channel Issues
(e) Cultivating Human Resources
Continuing Efforts Towards Strengthening Corporate Infrastructure
(a) Efforts to Compliance and the Environment
(b) Strengthening System Facilities
Efforts Towards Business Integration
(a) Examine Business Reorganization for Synergy Maximization through Business Integration
(b) General Improvement for Business Integration with Snow Brand Milk Products
4. [Business Risks]
          The Company has not yet been established at the time of filing of this document. However, it will incur the risks stated in (1) below related to the business consolidation of the Company Group planned under this share transfer scheme. In addition, as the Company will become the parent company of the wholly-owned subsidiaries Snow Brand Milk Products group and Nippon Milk Community group, their business risks are equivalent to the business risks of the Company Group. The specific business risks of Snow Brand Milk Products and Nippon Milk Community are stated in (2), (3), and (4) below.

(1)	Risks related to the business consolidation
(i)	Procedures related to this share transfer scheme

The procedures required for this share transfer scheme are currently not completed at the time of filing of this document and this share transfer is subject to approvals, reports, submission of certain documents and satisfaction of certain conditions which are required by the domestic and foreign regulatory authorities. Delay or difficulty during these procedures may adversely affect the completion of the business consolidation of Snow Brand Milk Products group and Nippon Milk Community group.

(ii)	Desired results of the business consolidation

The initially expected business consolidation may prove unsuccessful, which may have material adverse effects upon the business results of the Company Group. Factors which may obstruct successful business consolidation include the following:
•	Delay in product development, worsening of business relationships with customers and clients, damage to business reputation, delay in efficient allocation of employees, production facilities and trade offices, lack of unity in marketing strategy, etc.;

•	Loss of business efficiency and cost reduction due to overlapping products, production facilities, sales and distribution networks as well as headquarters, financial affairs and information systems; and

•	Additional unexpected costs which could be incurred due to integration of products, production facilities, sales and distribution networks, headquarters, financial affairs and information systems as well as reallocation of employees.

(iii)	Amortization of goodwill

The purchase method is applied to this share transfer scheme. If the amount of goodwill arising from market valuation of the assets of Nippon Milk Community is substantial, the amortization of such goodwill may adversely affect the business results of the Company Group.
(2)	Common business risks related to Snow Brand Milk Products group and Nippon Milk Community group (“both groups”)
(i)	Dairy farming industry
•	The main raw material used by both groups is processed milk. If the special law applicable to such processed milk which was enacted to protect dairy farmers is amended in terms of maximum volume and subsidized amount in respect of such milk, procurement of raw materials by both groups may be adversely affected.

•	Dairy products produced by both groups enjoy the benefit of protective tariffs established for the purpose of protection of domestic agriculture. However, if tariff rates applicable to dairy products are lowered, the sales of such products and procurement of raw materials by both groups may be adversely affected.
(ii)	Change in demand for raw milk and dairy products
•	The main raw material for the products produced by both groups is raw milk produced in Japan. The demand for domestic raw milk fluctuates. Weak demand for raw materials may result in fierce price competition due to an excess inventory of raw materials, and strong demand may result in lowered production efficiency due to reduction of production volume.

•	The international demand for dairy products fluctuates substantially due to changes in the world economy or reduction in supply caused by unusual climate events, such as drought, which causes poor harvests of feed products. Strong international demand may result in difficulty in obtaining raw materials, and an increase in raw material prices and weak demand may cause the introduction of cheaper imported milk products into Japan, which may adversely affect the business results of both groups.

(iii)	Monopolization of purchasers and fierce competition among producers
•	The products of both groups are mainly distributed to superstores and other large stores. Some of these stores are now involved in restructuring or other shake-ups in their businesses and the trend of monopolization of the market by such large-scale stores is progressing. If the stores which purchase the products of both groups experience any financial difficulties, the sales of the products of both groups may be adversely affected.

•	The business consolidation of large producers and restructuring and shake-ups among medium and small producers are progressing in the dairy and food industries. Under these circumstances, more food companies are now entering the dairy products market, dairy products are being actively developed, and price competition has become fierce in the market, which may adversely affect the business results of both groups.
(iv)	Reduction in market size

The products of both groups are mainly sold in Japan, which is experiencing a longer life expectancy and a declining birth rate. This trend may result in a reduction in market size for the products of both groups. In addition, consumers are now refraining from buying and are also inclined to purchase lower-priced products. If these trends continue, the business results of both groups may be adversely affected.

(v)	Safety of food products
•	Safety and product quality control are important in the food industry. Both groups have adopted higher standard quality control systems. However, if quality control-related problems arise in spite of the measures taken by both groups, they may be required to recall their products from the market, stop the operation of their factories, and/or be subject to product liability claims, which may adversely affect the business results of both groups. Additionally, occurrences of these events may adversely affect the reputations of both groups.

•	If quality control problems or health problems related to agricultural chemicals or livestock disease occur domestically or internationally in dairy products, whether or not both groups experience these problems, the sales of products of both groups may be adversely affected.

(vi)	Regulations
•	Dairy products are subject to the Food Sanitation Law and other regulations, and ingredients, production methods and indications in the packaging of dairy products are also regulated by relevant laws or ministerial ordinances. Both groups have made efforts to comply with the applicable regulations. However, if troubles occur in the production process which result in non-compliance with such regulations, both groups may be required to recall their products from the market or dispose of the products, and additionally their reputation may be adversely affected. The occurrence of these events may also adversely affect the business results of both groups.

•	In addition, if these regulations are amended in terms of ingredients and production methods, both groups may incur additional costs, which may adversely affect the business results of both groups.
(vii)	Occurrence of large-scale earthquakes, fires and infectious diseases
•	If the operation of production facilities of both groups are suspended for a significant period due to large-scale earthquakes or fires, or if employees at such facilities become infected with an infectious disease, such as a new type of influenza virus, and as a result the supply of products is suspended, the business results of both groups may be adversely affected.

•	If it is proven that milk has been used from cows infected with an infectious livestock disease, this milk together with milk mixed with that from healthy cows is required to be disposed of. If the volume of such disposed of milk is substantial, the business results of both groups may be adversely affected.
(viii)	Fluctuation of exchange rates

As both groups import a certain portion of raw materials and products from outside Japan, they are subject to the fluctuation of foreign exchange rates. Generally, a weaker yen adversely affects both groups and a stronger yen positively affects them.

(ix)	Carry forward tax deficit

Neither Snow Brand Milk Products nor Nippon Milk Community has had taxable income due to the benefit of the carry forward tax deficit. However, upon extinction of the carry forward tax deficit after it is fully used, they will be required to pay taxes at the applicable tax rate.

In addition, Snow Brand Milk Products and Nippon Milk Community record deferred tax assets in respect of the carried forward tax deficit. They recognize deferred tax assets to the extent of the amounts reasonably expected to be realized in the future. They may change the amount of deferred tax assets depending upon actual business results in the future.

The net income of both groups may be reduced due to occurrence of the above events.

(x)	Protection of personal information

If personal information is leaked unexpectedly in spite of stringent control and management of such information, both groups could suffer damaged reputations, which may adversely affect the business results of both groups.

(xi)	Information system

Both groups rely on computers for the coordination of various activities, such as the ordering of raw materials, production of products, acceptance of orders for products, and accounting. The business results of both groups may be adversely affected if their computer systems malfunction or are damaged or incapacitated by natural disasters, power outages, computer viruses, illegal access or similar events, in spite of the implementation of security countermeasures adopted by both groups.

(xii)	Intellectual property rights

Both groups rely on intellectual property rights and licenses. If any litigation, etc. related to such intellectual property rights is instituted, the business results of both groups may be adversely affected.
(3)	Business risks applicable to Snow Brand Milk Products group
(i)	Product formulation

The raw material for butter and skimmed powder milk produced by Snow Brand Milk Products is the same raw milk. This means that if one of these products is produced, the other product is produced simultaneously. Accordingly, if there is an imbalance between production and demand in either of these products, it may have an excessive inventory of one or the other of the products, which may adversely affect the business results of Snow Brand Milk Products.

(ii)	Concentration of factories

Most butter, natural cheese and powdered milk is produced in Hokkaido. Accordingly, if natural disasters including large-scale earthquakes or fires occur in Hokkaido, Snow Brand Milk Products’ factories may be required to suspend their operations or reduce production, which may result in lowered production capabilities. In such a case, the business results of Snow Brand Milk Products which may be adversely affected.

(iii)	Mixed feed business
•	Cereals which are the main raw materials for mixed feed are mainly imported from North America and imported prices are subject to international cereal market conditions, fluctuation of foreign exchange rates and marine transportation freight rates. In principle, the fluctuation of raw material prices is reflected in the sales prices of the products. However, if increases in the prices of raw materials are not sufficiently passed on in the sales prices, or such increases are delayed due to intense competition, the business results of Snow Brand Milk Products may be adversely affected.

•	A fund for maintaining stable prices in mixed feed has been established and is funded by livestock farmers, mixed feed producers and the national government. If a large amount is paid from this fund to livestock farmers, Snow Brand Milk Products as a mixed feed producer may be required to contribute to this fund, which may adversely affect the business results of Snow Brand Milk Products.
(4)	Business risks applicable to Nippon Milk Community group
(i)	Increase in raw materials costs

Purchase costs of raw materials used in the products of the Nippon Milk Community group may be increased due to increased demand for such raw materials. In such case Nippon Milk Community will endeavor to reduce such costs or will pass such costs on sales prices. However, if such efforts are failed, the business results of Nippon Milk Community may be adversely affected.

(ii)	Weather

The milk and beverage businesses of Nippon Milk Community group are affected by weather. If the weather is not good or a cool summer occurs, sales of Nippon Milk Community products will be reduced and accordingly the business results of Nippon Milk Community may be adversely affected.

(iii)	Production of products by third parties

A certain portion of Nippon Milk Community group’s products are produced by the third parties. The termination of production by the third parties may adversely affect the sales of Nippon Milk Community’s products.
5. [Material Contracts with Respect to Corporate Management]
The Company is newly incorporated and there is no such item.
Further, in regard to the material contracts of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008) as well as the quarterly reports (filed August 11, 2008, November 13, 2008 and February 12, 2009). In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, there are no material managerial agreements, etc., worthy of special mention.
In addition, in regard to the plan, purpose and conditions of the share transfer, please refer to “Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan) I. Summary of Organizational Restructuring (Tender Offer)”
6. [Research and Development Activities]
The Company is newly incorporated and there is no such item.
Further, in regard to the research and development activities of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008). In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, the information regarding research and development activities is as follows.
Nippon Milk Community
Nippon Milk Community implements research and development with “food safety/peace of mind”, “deliciousness”, “health” and “lifestyle” as the key words and “contributing a vibrantly raised and healthful milk community, from nature to the customer” as its corporate philosophy.
Further, basic and applied research is entrusted to Snow Brand Milk Products and products are developed based on the results of that research. Patent applications are filed and scientific publications are made for those research results and the manufacturing methods related to developed products.
New products and research results launched to the market through these activities are as follows.
In the milk and milk beverage categories, as a supplemental item to the Mainichi Honebuto Mittsu no Chikara (daily 3 powers for the big-boned) series Mainichi Honebuto Mittsu no Chikara (daily 3 powers for the big-boned): Coffee Flavor, is sold with the goal of expanding the drinkable demographic and food scene. The core product “Snow Brand Coffee”, the main product of home delivery “Glucosamine Power” and the “Snow Brand Coffee with Raw Milk” cup drink in the expanded category line have all been renewed, strengthening product appeal.

In the yogurt category, Nippon Milk Community sold, as a supplemental item to the “freshly delivered lactobacillus bifidus yogurt, red grapes” that uses capsule technology, as a flavor specific new fruit yogurt using lots of raw milk and Nippon Milk Community’s original fermentation technology, “Yogurt with Lots of Milk”, two types (white peach and mixed berries) and, using Nippon Milk Community’s original mild tasty starter manufacturing method, as a delicious dairy product completed with only milk, dairy products and sugar, sold “Raw Flavor Yogurt”.
In the dessert category, as a renewal and supplemental item to the three brands (coffee jelly, pudding and mango pudding) of “Cream and Series” which have enjoyed patronage as a long seller, Nippon Milk Community sold “Cream and Soda Jelly Sparkling Wine Style” and “Cream and Adzuki Pudding”, three brands from the “Sharing with Ms. Kurihara” series (panna cotta, milk cocoa pudding and secret café latte) which was jointly developed with food researched Harumi Kurihara and five brands from the “Jelly-Like” series which used frozen extracts and reconstructed fruit textures (peach, grape, melon, pineapple and mandarin orange).
In the cream category, Nippon Milk Community renewed four types of whipped creams “Fresh Hokkaido Cream”, “Whipped Vegetable Fat”, “Whipped Low Fat Vegetable Fat”, “Creamy Rich” portion cream and strengthened product appeal.
In the vegetable juice, fruit juice and cool beverage category, Nippon Milk Community sold two brands from the “Gyutto Tsumatta 400” series which is focused on male’s life stages (Vegetable Mg Plus and Fruits and Vegetables GABA Plus), renewed four brands from the “Japan Agricultural Cooperatives’ Vegetable Garden” series (vegetable mix, red vegetable mix, purple fruits and vegetables and yellow fruits and vegetables) and as a renewal and supplemental item to the seven brands from the “Dole 100% Juice Series” (orange, apple, grapefruit, grape, pineapple, peach fruits mix and country style apple) sold “Mango Mix” and “Banana Mix”.
7. [Analysis of Financial Conditions and Operating Results]
The Company is newly incorporated and there is no such item.
Further, in regard to the analysis of financial conditions and operating results of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008) as well as the quarterly reports (filed August 11, 2008, November 13, 2008 and February 12, 2009). In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, there is no securities report prepared and therefore there is nothing to refer to regarding an analysis of financial conditions and operating results.

III. Description of Facilities
1. [Summary of Capital Expenditures]
(1) The Company
Because the Company is newly established there is no information available with respect to capital expenditures.
(2) Consolidated Subsidiaries
For a summary of capital expenditures of the Snow Brand Milk Products group, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008).
In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, Nippon Milk Community has carried out JPY 4,273,000,000 in capital expenditures in March 2009 for dealing with facility maintenance at the central 12 milk plants and one manufacturing site located across the country, new product development, strengthening quality control and refurbishment of aging facilities, etc.
2. [Description of Principal Facilities]
(1) The Company
Because the Company is newly established there is no information available with respect to capital expenditures.
(2) Consolidated subsidiaries
In regard to the statues of material facilities of the Snow Brand Milk Products group, please refer to the securities report (filed June 27, 2008) as well as the quarterly reports (filed August 11, 2008, November 13, 2008 and February 12, 2009).
The material facilities of Nippon Milk Community, which will become a wholly owned subsidiary of the Company, is as follows.
(as of March 31, 2009)

			Book Value (million yen)
					Machinery
	Plant Name	Type of	Plot (m2		and			Number of
Region	(Location)	Facility	area)	Buildings	Equipment	Others	Total	Employees
Hokkaido Region	Sapporo Plant	Market Milk Factory	—	222	958	228	1,409	86
Kanto Region	Ebina Plant, 5 other plants	Market Milk Factory	15,048	3,659	5,979	976	25,663	470
			(203,532)
Chubu Region	Nagoya Plant, 1 other plant	Market Milk Factory	4,936	1,119	2,108	569	8,733	131
			(74,891)
Kansai Region	Kyoto Plant, 1	Market Milk Factory	9,007	2,731	2,416	599	14,755	208
	other plant, 1		(169,941)
	manufacturing site
Kyushu Region	Fukuoka Plant	Market Milk Factory	4,732	275	922	195	6,125	70
			(34,777)

			Book Value (million yen)
					Machinery
	Plant Name	Type of	Plot (m2		and			Number of
Region	(Location)	Facility	area)	Buildings	Equipment	Others	Total	Employees
(Total Number of	12 plants, 1		33,725	8,008	12,384	2,570	56,688	965
Production	manufacturing site		(483,143)
Facilities)
National	Headquarters,	Company wide	4,545	676	99	777	6,098	810
	Branch offices,	management and	(66,795)
	etc. 28 offices	sales business
(Total Others)	28 offices		4,545	676	99	777	6,098	810
			(66,795)

(Notes) 1.	Within the book value, “Others” is the total of buildings, railroad cars and caddies, tools and utensils and construction in progress, and does not include consumption tax.

2.	There are no material manufacturing facilities currently out of service.

3.	The number of employees does not include the number of temporary workers.

4.	In regard to the other plants referred to above, from the facilities leased from other parties the material facilities are as follows.
(as of March 31, 2009)

Number of large
objects or
Plant Name	Type of Facility	m2	Annual Lease
Headquarters	Business office	3,957m2	¥ 299,000,000

Hokkaido Plant, Chubu Plant and Kansai Plant	Market milk loading machines	3 machines	¥ 35,000,000

Sapporo Plant	Plant site	24,199m2	¥ 36,000,000

5.	The following are the material items of facilities leased to affiliated companies, including the number of items leased.
(as of March 31, 2009)

Book Value
Company Name	Purpose	Plot (m2 area)	Buildings	Note
Direct Sale and Delivery Co., Ltd.	Delivery Center	¥ 717,000,000 (18,622 m2)	¥ 159,000,000	Including headquarters and branch offices, etc.

Green Service Co., Ltd.	Delivery Center	¥ 663,000,000 (5,532 m2)	¥ 106,000,000	Including headquarters and branch offices, etc.

6.	The following are the material items of facilities leased to affiliated companies, including the number of items leased.
(as of March 31, 2009)

Book Value
Others (Number
Party	Purpose	of Objects)	Note
Milk Sales Store	Sales devices (vending machines)	¥ 264,000,000 (1,700 machines)	Including headquarters and branch offices, etc.

3. [Plans to Construct/Remove Facilities]
(1) The Company
     Because the Company is newly established there is no information available with respect to plans to construct/remove facilities.
(2) Consolidated subsidiaries
In regard to the plans for establishment and retirement, etc., of facilities of the Snow Brand Milk Products group, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008) and the quarterly reports (filed August 11, 2008, November 13, 2008 and February 12, 2009).
The information in regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, is as follows.
(a) Establishment of Material New Facilities

				Amount of
				Planned
				Investments
Company				(million yen)				Scheduled	Ability to
Name,					Total			Year,	Increase
Business		Business	Type of	Total	Paid	Financing	Month,	Month of	after
Name	Location	Segment	Facilities	Amount	Amount	Method	Year	Completion	Completion
Nippon Milk Community, Sapporo Plant	Higashi-ku, Sapporo City	Food Products	Ammonia cooling facility renovation	429	—	Loan	June 2009	January 2010	—
Nippon Milk Community, Toyobashi Plant	Hoin-gun, Aichi	Food Products	Desert loading machinery, packaging machinery renovation	555	—	Loan	June 2009	February 2010	—
     (Note) The amount of planned investments above does not include consumption tax.
     (b) Retirement, etc., of Material Facilities
     N/A

IV. Description of the Company
1. [Stock Information]
(1)	Total Number of shares

The number of shares of the Company as of October 1, 2009 is as follows:
     a. Total number of shares

Class	Authorized Number of Shares
Common Stock	280,000,000
Total	280,000,000
     b. Number of issued and outstanding shares

		Name of Stock Exchange where shares are
	Number of issued and	listed or Securities Dealers Association where
Class	outstanding shares	share are registered	Contents
Common Stock	70,774,506	Tokyo Stock Exchange (the First Section) Sapporo Securities Exchange	100 shares per unit. The shares will have full voting rights with no restrictions on rights and will become the standard shares of the Company.
Total	70,774,506	—	—
(Note)	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) and by the day prior to the Effective Date of Share Transfer, 4,400,000 Class A class shares will be acquired and cancelled from the 10,000,000 aggregate number of Class A class issued shares of Nippon Milk Community (as of end of March 2009), and 5,600,000 Class A class shares will remain. Provided that, in order for Snow Brand Milk Products to, by the day prior to the Effective Date of Share Transfer, to the extent practical and as possible, cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of shares actually issued by the Company may change.

(2)	Description of Stock Acquisition Rights, Etc.

N/A

(3)	Rights Plan

N/A

(4)	Total Number of Issued and Outstanding Shares, Paid-in-Capital

Total number of issued and outstanding shares, and paid-in capital, etc. of the Company as of October 1, 2009 are as follows.

Increase/decrease
	in number of	Total number of	Increased/decreased		Increased/decreased
	issued and	issued and	amount of	Balance of paid-	amount of	Balance of
	outstanding	outstanding	paid-in capital	in capital	capital reserve	capital reserve
Date	shares (shares)	shares (shares)	(million yen)	(million yen)	(million yen)	(million yen)
October 1, 2009	70,774,506	70,774,506	20,000	20,000	5,000	5,000
(Note)	The number of issued and outstanding shares is based on the 303,802,153 aggregate number of issued shares of Snow Brand Milk Products (as of end of March 2009), the 10,500,000 aggregate number of issued shares of Nippon Milk Community (as of end of March 2009) and by the day prior to the Effective Date of Share Transfer, 4,400,000 Class A class shares will be acquired and cancelled from the 10,000,000 aggregate number of Class A class issued shares of Nippon Milk Community (as of end of March 2009), and 5,600,000 Class A class shares will remain. Provided that, in order for Snow Brand Milk Products to, by the day prior to the Effective Date of Share Transfer, cancel the treasury shares owned up to now as well as any treasury shares subsequently acquired, to the extent practical and as possible, the 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009 is excluded from the calculation above. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above “Increase/decrease in number of issued and outstanding shares” and “Total number of issued and outstanding shares” may change.

(5)	Ownership Status
     Because the Company is newly incorporated, currently there is no owner as of the date of filing of this Registration Statement.
     Further, the ownership status as of March 31, 2009 of Snow Brand Milk Products and Nippon Milk Community, which will become a wholly owned subsidiary of the Company, is as follows.
     SNOW BRAND MILK PRODUCTS
(as of March 31, 2009)

	Shares (500 shares per unit)								Shares
			Financial						constituting
			instruments						less
	National		and	Other	Foreign entities				than one
	and local	Financial	exchange	corporate	Other than		Individuals		unit
Description	government	institutions	companies	entities	individuals	Individuals	or other	Total	(shares)
Number of Shareholders	30	101	37	443	145	15	50,298	51,069	—
Number of Shares owned (units)	373	251,758	3,378	104,564	49,188	38	191,984	601,283	3,160,653
Shareholding ratio (%)	0.06	41.87	0.56	17.39	8.19	0.00	31.93	100.00	—
(Notes)	1.	There are 2,009,620 treasury shares, 4,019 units of which are included in “individuals or other” and 120 shares of which are included in “Shares constituting less than one unit”.
2.	11 Units and 400 shares of shares held by the Japan Securities Depository Center, Inc. (“JASDEC”) are included in each of “Other corporate entities” and “Shares constituting less than one unit” above.

     Nippon Milk Community
     a. common shares
(as of March 31, 2009)

	Shares								Shares
			Financial						constituting
			instruments						less
	National		and	Other	Foreign entities				than one
	and local	Financial	exchange	corporate	Other than		Individuals		unit
Description	government	institutions	companies	entities	individuals	Individuals	or other	Total	(shares)
Number of Shareholders	—	1	—	3	—	—	—	4	—
Number of Shares owned	—	1,050,000	—	9,450,000	—	—	—	10,500,000	—
Shareholding ratio (%)	—	10.00	—	90.00	—	—	—	100.00	—
(Note) Since Nippon Milk Community does not used a share unit system the number of shares is displayed.
     b. Class-A class shares
(as of March 31, 2009)

	Shares								Shares
			Financial						constituting
			instruments						less
	National		and	Other	Foreign entities				than one
	and local	Financial	exchange	corporate	Other than		Individuals		unit
Description	government	institutions	companies	entities	individuals	Individuals	or other	Total	(shares)
Number of Shareholders	—	1	—	—	—	—	—	1	—
Number of Shares owned	—	10,000,000	—	—	—	—	—	10,000,000	—
Shareholding ratio (%)	—	100.00	—	—	—	—	—	100.00	—
(Note) Since Nippon Milk Community does not used a share unit system the number of shares is displayed.
(6) Status of Voting Rights
a. Issued and outstanding shares
Because the Company is newly established as of the date of this Registration Statement, there is no entity or individual holding shares of the Company. Voting rights with respect to issued and outstanding shares of the Company at the time of incorporation is planned to be as follows (for the calculation method, please refer to (Note) below). Also, voting rights with respect to issued and outstanding shares of Snow Brand and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, as of March 31, 2009, are as follows.

     The Company

		Number of voting rights
Description	Number of shares	(units)	Details
Non-voting shares	—	—	—
Shares with restricted voting rights (treasury shares, etc.)	—	—	—
Shares with restricted voting rights (others)	—	—	—
Shares with full voting rights (treasury shares, etc.)	(reciprocally held shares)common shares 1,512,000	—	There are no restrictions on the share rights and are the standard shares for the Company.
Shares with full voting rights (others)	common shares 68,630,400	686,304	Same as above.
Shares constituting less that one unit	common shares 632,106	—	Share units (100 shares) do not have fractional units.
Total number of issued and outstanding shares	70,774,506	—	—
Total number of voting rights of all shareholders	—	686,304	—
(Note)	The table above is based on the assumption that the total number of issued shares, 303,802,153 shares (as of the end of March 2009) of Snow Brand Milk Products, the total number of issued common shares, 10,500,000 shares, of Nippon Milk Community as well as the total number of issued Class A class shares, 10,000,000 shares, of Nippon Milk Community will be actually acquired and cancelled by the day prior to the Effective Date of Share Transfer and that 4,4000,000 Class A class shares will be cancelled in addition to the 5,600,000 Class A class shares previously cancelled. Also, this calculation assumes that Snow Brand Milk Products will cancel 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009, since Snow Brand Milk Products will by the day prior to the Effective Date of Share Transfer, cancel the treasury shares currently held or, to the extent practical and as possible, any treasury shares subsequently acquired. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

Further, “reciprocally held shares” refers to the common shares issued as a result of the Share Transfer Plan issued to Snow Brand Milk Products and Nippon Milk Community on March 31, 2009.
     SNOW BRAND MILK PRODUCTS
(As of March 31, 2008)

		Number of voting rights
Description	Number of shares	(units)	Details
Non-voting shares	—	—	—
Shares with restricted voting rights (treasury shares, etc.)	—	—	—
Shares with restricted voting rights (others)	—	—	—
Shares with full voting rights (treasury shares, etc.)	(shares held in treasury) Common stock 2,009,500	—	There are no restrictions on the share rights and are the standard shares for Snow Brand Milk Products.
Shares with full voting rights (others)	Common stock 298,632,000	597,264	Same as above.
Shares constituting less that one unit	Common stock 3,160,653	—	Share units (500 shares) do not have fractional units.
Total number of issued and outstanding shares	303,802,153	—	—
Total number of voting rights of all shareholders	—	597,264	—

(Note)	1	In regard to the “shares constituting less than one unit” row, this includes the 120 treasury shares held by Snow Brand Milk Products.

	2	Shares held in the name of the JASDEC includes each of 5,500 shares in the row “Shares with full voting rights (others)” and 400 shares in the row “Shares constituting less that one unit”. Also, the column “Number of voting rights” includes 11 voting rights related to shares with full voting rights held in the name of the JASDEC.
     Nippon Milk Community
As of March 31, 2009

		Number of voting rights
Description	Number of shares	(units)	Details
Non-voting shares	Class A class shares 10,000,000	—	(Note)
Shares with restricted voting rights (treasury shares, etc.)	—	—	—
Shares with restricted voting rights (others)	—	—	—
Shares with full voting rights (treasury shares, etc.)	—	—	—
Shares with full voting rights (others)	Common shares 10,500,000	10,500,000	There are no restrictions on the share rights and are the standard shares for Nippon Milk Community
Shares constituting less that one unit	—	—	—
Total number of issued and outstanding shares	20,500,000	—	—
Total number of voting rights of all shareholders	—	10,500,000	—
(Note) The information regarding the Class A class shares is as follows.
•	Surplus Dividend
When a term end dividend takes place, the “Class A Shareholders are paid in the same order as the Common Shareholders and are paid surplus dividends at a ratio of one Class A class share to two common shares.
•	Distribution of Residual Assets
When there is a distribution of residual assets of Nippon Milk Community, the Class A Shareholders are paid an appropriate amount from the distribution of residual assets in the same order as Common Shareholders at a ratio of one Class A class share to two common shares.
•	Ability to Exercise Voting Rights at Shareholders Meetings
Class A Shareholders do not own voting rights at shareholders meetings of Nippon Milk Community.
•	Rights to Require the Company Purchase the Shares (Purchase Claim Rights)
At any time during the period of time from April 1, 2011 until March 31, 2031 Class A Shareholders may demand that Nippon Milk Community acquire their Class A class shares. At such time, Nippon Milk Community must acquire and exchange the Class A class shares at a ratio of two common shares per Class A class share.

In addition, after April 1, 2011, during the period of time from April 1 to May 31 of each year, within the upper limitation of 50% of the distributable amount of the previous fiscal year, Class A Shareholders may demand that Nippon Milk Community acquire all or a portion of their Class A class shares at the issue price. At such time Nippon Milk Community must commence the acquisition process every year by July 31.
•	Rights to Require Acquisition of Shares due to Occurrence of Certain Fixed Events (Acquisition Conditions)
From April 1, 2011, Nippon Milk Community may acquire the Class A class shares on a day decided by a resolution of the board of directors. At such time, Nippon Milk Community must acquire and exchange the Class A class shares at a ratio of two common shares per Class A class share.
b. [Treasury Shares]
Because the Company will be established through the Share Transfer, the Company will not hold treasury shares as of October 1, 2009, the Effective Date of Share Transfer. Shares of the Company reciprocally-held as of the date of its incorporation is planned to be as follows and the treasury shares of Snow Brand Milk Products and Nippon Milk Community as of March 31, 2009, are as follows:
The Company

			Number of		Shareholding
		Number of	Shares Owned	Total Number	Percentage of the
		Shares Owned	in Other	of Shares	Total Outstanding
Name of Holder	Address of Holder	in Own Name	Person’s Name	Owned	Shares (%)
(reciprocally held shares) Snow Brand Milk Products	1-1, Naebo-cho 6- chome, Higashi-ku, Sapporo City	1,512,000		1,512,000	2.14
Total		1,512,000		1,512,000	2.14
(Note)	The table above is based on the assumption that the total number of issued shares, 303,802,153 shares (as of the end of March 2009) of Snow Brand Milk Products, the total number of issued common shares, 10,500,000 shares, of Nippon Milk Community as well as the total number of issued Class A class shares, 10,000,000 shares, of Nippon Milk Community will be actually acquired and cancelled by the day prior to the Effective Date of Share Transfer and that 4,4000,000 Class A class shares will be cancelled in addition to the 5,600,000 Class A class shares previously cancelled. Also, this calculation assumes that Snow Brand Milk Products will cancel 2,009,620 treasury shares which Snow Brand Milk Products holds as of the end of March 2009, since Snow Brand Milk Products will by the day prior to the Effective Date of Share Transfer, cancel the treasury shares currently held or, to the extent practical and as possible, any treasury shares subsequently acquired. In addition, as the number of shares of treasury stock to be actually cancelled remains undecided at present, the above number of new shares to be delivered by the Company may change.

Further, “reciprocally held shares” refers to the common shares issued as a result of the Share Transfer Plan issued to Snow Brand Milk Products and Nippon Milk Community on March 31, 2009.
Snow Brand Milk Products
As of March 31, 2009

			Number of		Shareholding
		Number of	Shares Owned	Total Number	Percentage of the
		Shares Owned	in Other	of Shares	Total Outstanding
Name of Shareholder	Address of Shareholder	in Own Name	Person’s Name	Owned	Shares (%)
(shares held in treasury) Snow Brand Milk Products	1-1, Naebo-cho 6- chome, Higashi-ku, Sapporo City	2,009,500	—	2,009,500	0.66
Total	—	2,009,500	—	2,009,500	0.66

Nippon Milk community

N/A

(7)	Stock Option Plan

Because the Company is newly established, there is no information with respect to a stock option plan.
2. [Acquisition of Own Shares]
[Class of Shares]
Because the Company is newly incorporated this item is not applicable.
(1) Status of Acquisition of Own Shares based on a Resolution of a General Meeting of Shareholders
Because the Company is newly incorporated this item is not applicable.
(2) Status of Acquisition of Own Shares based on a Resolution of a Meeting of the Board of Directors
Because the Company is newly incorporated this item is not applicable.
(3) Status of Acquisition of Own Shares not based on a Resolution of a Meeting of the Shareholders or a Meeting of the Board of Directors
Because the Company is newly incorporated this item is not applicable.
(4) Status of Disposition and Retention of Treasury Shares
Because the Company is newly incorporated this item is not applicable.
3. [Dividend Policy]
In regard to the basic dividend policy, the basic policy for the frequency of dividends for each fiscal year and the way in which internal reserves are spent, because the Company is newly incorporated those policies have not yet been decided. Also, as for the way of thinking regarding a dividend decision for the most recent fiscal year, in order for the Company to be incorporated as planned on October 1, 2009 in accordance with the procedures of the Companies Act, since there is no accounting period as of the date of filing of this Registration Statement, there are no such items.
It is planned that the mechanism for determining dividends will be a resolution at a meeting of shareholders and that the record date of the surplus dividend will be March 31 of each year as set forth in the articles of incorporation.
4. [Share Price Information]
Because the Company is newly established, there is no information with respect to share price information. Historical common share prices of Snow Brand Milk Products, which will become a wholly-owned subsidiary of the Company, are as follows. As the shares of and Nippon Milk Community, which will become a wholly-owned subsidiary of the Company, are not listed on any stock exchange, no fair market value thereof is available.
Snow Brand Milk Products
(1) [High and Low Stock Price in Fiscal Year of Past 5 Years]

Business Period	55th Business Period	56th Business Period	57th Business Period	58th Business Period	59th Business Period
Fiscal Year
End Month	March 2005	March 2006	March 2007	March 2008	March 2009
High (yen)	377	545	495	461	414
Low (yen)	300	306	362	245	246
(Note)  The high and low stock prices are from the First Section of the Tokyo Stock Exchange.
(2) [High and Low Stock Price of the Past 6 Months]

	December 2008	January 2009	February	March	April	May
High (yen)	360	348	322	298	289	295
Low (yen)	330	293	256	246	245	242
(Note)  The high and low stock prices are from the First Section of the Tokyo Stock Exchange.

5. [Directors, Auditors and Executive Officers Information]
Directors, Auditors and Executive Officers of the Company as of October 1, 2009 are as follows:

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
Chairman and Representative Director	Minoru Obara (July 20, 1944)	April 1968	Joined The National Federation of Marketing Agricultural Cooperative Associations	From October 2009 to June 2011	(1) — share (2) — share (3) — share

		January 1996	General Manager, Dairy Dept., Head Office, Zen-Noh

		February 2001	Special Senior Counselor, Zenkoku Nokyo Chokuhan Kabushiki Kaisha

		March 2001	President and Representative Director, Zenkoku Nokyo Chokuhan Kabushiki Kaisha

		January 2003	Senior Managing Director, Nippon Milk Community Co., Ltd.

		November 2003	President and Representative Director, Nippon Milk Community Co., Ltd. (to date)

President and Representative Director	Tadaaki Kohnose (July 26, 1946)	April 1970	Joined the Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk”)	From October 2009 to June 2011	(1) 20,859 shares (2) — share (3) 4,171 shares

		June 1999	General Manager, Frozen Foods Business Dept., Snow Brand Milk

		October 2000	General Manager, Baby Foods Sales Dept., Snow Brand Milk

		June 2001	Executive Officer and General Manager, Baby Foods Business Dept., Snow Brand Milk

		June 2002	President and Representative Director, Snow Brand Milk (to date)

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
President and	Kokichi	April 1971	Joined The National Federation of Agricultural	From	(1) 13,751 shares
Representative Director	Sato (March 28, 1949)		Cooperative Associations (“NFACA”)	October 2009 to June 2011	(2) — share (3) 2,750 shares

		January 2001	General Manager, Dairy Dept., Head Office, NFACA

		February 2003	Sent on loan to Snow Brand Milk (full-time on a short-term contract)

		June 2003	Director, Snow Brand Milk

		January 2004	Managing Director, Snow Brand Milk

		June 2006	Director and Managing Executive Officer, Snow Brand Milk (to date)

Vice President and Representative Director	Toshihiko Tajima (October 12, 1955)	April 1978	Joined The Norinchukin Bank (“Norinchukin”)	From October 2009 to June 2011	(1) — share (2) — share (3) — share

		October 1997	General Manager, Matsuyama Branch, Norinchukin

		July 2001	Deputy General Manager, General Affairs Dept., Norinchukin

		June 2003	General Manager, Development Investment Dept., Norinchukin

		June 2006	Managing Director, Norinchukin (to date)

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
Executive	Yoshiharu	April 1972	Joined Snow Brand Milk	From	(1) 14,899 shares
Managing Director	Nakano (July 24, 1948)			October 2009 to June 2011	(2) — share (3) 2,979 shares

		April 2002	General Manager, Kyushu Controlling Branch, Snow Brand Milk

		June 2003	Executive Officer and General Manager, Industrial Products Sales Dept., Snow Brand Milk

		January 2004	Executive Officer and General Manager, Industrial Products Business Dept., Snow Brand Milk

		April 2005	Managing Executive Officer and General Manager, Household Business Dept., Snow Brand Milk

		June 2005	Director and General Manager, Household Business Dept., Snow Brand Milk

		June 2006	Director, Managing Executive Officer, Snow Brand Milk

		June 2007	Executive Managing Director, Snow Brand Milk (to date)

Executive Managing Director	Kiyoyuki Kubo (August 13, 1952)	April 1975	Joined The Norinchukin Bank (“Norinchukin”)	From October 2009 to June 2011	(1) 7,665 shares (2) — share (3) 1,533 shares

		October 2000	Deputy General Manager, General Planning Dept. and General Manager, Group Strategy Office, Norinchukin

		June 2001	General Manager, Stock Investment Dept., Norinchukin

		June 2004	Managing Director, Snow Brand Milk

		June 2006	Executive Managing Director, Snow Brand Milk (to date)

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
Director (Managing Executive Officer)	Sumio Ogawa (November 13, 1949)	April 1974	Joined Snow Brand Milk	From October 2009 to June 2011	(1) 7,916 shares (2) — share (3) 1,583 shares

		April 2002	General Manager, Kanto Retail Milk Business Dept., Snow Brand Milk

		June 2002	Director, Snow Brand Milk

		October 2003	Managing Director, Snow Brand Milk

		June 2006	Director, Managing Executive Officer, Snow Brand Milk (to date)

Director (Managing Executive Officer)	Masao Yamato (January 15, 1951)	April 1974	Joined Snow Brand Milk	From October 2009 to June 2011	(1) 500 shares (2) — share (3) 100 shares

		January 2003	General Manager, Sapporo Plant, Nippon Milk Community

		July 2005	Executive Officer and General Manager, Production Controlling Dept., Nippon Milk Community

		March 2006	Director, Nippon Milk Community

		June 2008	Managing Director, Nippon Milk Community (to date)

Director (Managing Executive Officer)	Hiroshi Naito (January 3, 1950)	April 1974	Joined The National Federation of Dairy Co-operative Associations (“ZENRAKUREN”)	From October 2009 to June 2011	(1) — share (2) — share (3) — share

		February 2005	General Manager, Dairy Farming Dept., ZENRAKUREN

		February 2005	Outside Director, Nippon Milk Community

		June 2007	Full-time Corporate Auditor, Nippon Milk Community

		June 2008	Managing Director, Nippon Milk Community (to date)

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
Director	Tadashi Idota (January 16, 1949)	April 1971	Joined Snow Brand Milk	From October 2009 to June 2011	(1) 6,741 shares (2) — share (3) 1,348 shares

		October 2000	General Manager, Development Planning Office, Snow Brand Milk

		June 2001	Executive Officer and General Manager, Development Planning Office, Snow Brand Milk

		November 2001	Executive Officer and General Manager, Product Safety Audit Office, Snow Brand Milk

		October 2002	Sent on loan to Bean Stalk Snow Co., Ltd., Executive Managing Director and Representative Director

		June 2003	President and Representative Director, Bean Stalk Snow

		June 2007	Director, Executive Officer, Snow Brand Milk

		February 2008	Director, Managing Executive Officer, Snow Brand Milk (to date)

		April 2008	Director, Domestic Product Division, Snow Brand Milk (to date)

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
Director	Takao Nanba (August 2, 1955)	April 1978	Joined the National Federation of Agricultural Cooperative Associations (“Zen-Noh”)	From October 2009 to June 2011	(1) — share (2) — share (3) — share

		January 2002	General Manager, Corporate Planning Office, Zenkoku Nokyo Chokuhan Kabushiki Kaisha

		June 2002	Managing Director, Zenkoku Nokyo Chokuhan Kabushiki Kaisha

		January 2003	Deputy General Manager, Dairy Farming Dept., Head Office, Zen-Noh

		November 2003	Managing Director, Nippon Milk Community (to date)

Director	Nobuko Hiwasa (October 13, 1936)	May 1987	Director, Tokyo Metropolitan Consumers’ Co-operative Union	From October 2009 to June 2011	(1) 5,313 shares (2) — share (3) 1,062 shares

		June 1989	Director, Japanese Consumers’ Co-operative Union

		May 1997	Secretary General, National Liaison Committee of Consumer Organizations

		June 2002	Director, Snow Brand Milk (to date)

Corporate Auditor	Yoshiaki Tada (January 14, 1950)	April 1972	Joined Snow Brand Milk	From October 2009 to June 2013	(1) 9,322 shares (2) — share (3) 1,864 shares

		June 2001	General Manager, Finance Dept., Snow Brand Milk

		June 2002	Executive Officer and General Manager, Finance Dept., Snow Brand Milk

		June 2005	Corporate Auditor, Snow Brand Milk (to date)

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
Corporate Auditor	Minoru Ooka (October 18, 1949)	April 1972	Joined Snow Brand Milk	From October 2009 to June 2013	(1) 4,831 shares (2) — share (3) 966 shares
		January 2003	General Manager, Product Development Dept., Nippon Milk Community, Co., Ltd.

		January 2004	Group Manager, Production Technology Group, Production Controlling Dept., Nippon Milk Community

		March 2006	Executive Officer and General Manager, Production Controlling Dept., Nippon Milk Community

		June 2008	Corporate Auditor, Nippon Milk Community (to date)

Corporate Auditor	Takeshi Odagi (September 14, 1942)	April 1967	Joined Asahi Chemical Industry Co., Ltd.	From October 2009 to June 2013	(1) 18,735 shares (2) — share (3) 3,747 shares
		April 1970	Completed the Supreme Court’s Legal Research and Training Institute and registered as attorney at law Joined Ishii Law Office

		May 1974	LLM, Law School, Columbia Univ.

		April 1980	Partner, Ishii Law Office

		September 1986	Corporate Auditor, Invesco MIM Asset Management Limited

		November 1990	Corporate Auditor, Invesco MIM Asset Limited

		June 2002	Corporate Auditor of Snow Brand Milk (to date)

Corporate Auditor	Tadao Shinjo (July 13, 1947)	April 1972	Joined Ministry of Agriculture and Forestry (currently Ministry of Agriculture, Forestry and Fisheries)	From October 2009 to June 2013	(1) 2,523 shares (2) — share (3) 504 shares

		August 1991	Manager, Silk and Cocoon Division, Sericulture Production Bureau, Ministry of Agriculture, Forestry and Fisheries

		April 2000	Deputy Director-General, Food Agency

		February 2001	Director, Japan Green Resources Corporation

(1) Number of shares of
Snow Brand Milk
Products Co., Ltd. held
(2) Number of common
shares of Nippon Milk
Community Co., Ltd.
held
	Name	Brief history, position, business in charge		Term of	(3) Number of shares of
Position	(Date of birth)	and representation of other companies		office	the Company to be allocated
		October 2003	Director, Forestry and Forest Products Research Institute

		August 2004	Special Counselor, KPMG AZSA & Co.

		June 2007	Outside Corporate Auditor, Snow Brand Milk (to date)

6. [Status of Corporate Governance]
          Translation omitted.

V. [Description of Accounts]
The Company is newly incorporated. Since the Company is incorporated as planned on October 1, 2009 in accordance with the share transfer procedures of the Companies Act, there is no fiscal year as of the date of filing of this Registration Statement and there are no items relating to the financial condition.

In regard to Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 27, 2008) as well as the quarterly reports (filed August 11, 2008, November 23 and February 12).
In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, the company is not a securities report filing company and there are therefore no materials which should be disclosed in regard to its accounts.

VI. [Summary of Shareholder Service of the Company]
Translation omitted.

VII. [Reference Information of the Company]
Translation omitted.

Part IV. Special Information
Translation omitted.

Part V. Information on Companies Subject to Organizational Restructuring
Translation omitted.

Part VI. Stock Information
I. [Status of Movement of Shares, Etc., Held by Stakeholders]
N/A
II. [General Status regarding Third Party Allocation, Etc.]
Translation omitted.
III. Shareholder Information
The Company is newly incorporated and there are no shareholders as of the date of filing of this Registration Statement. In regard to Snow Brand Milk Products and Nippon Milk Community, which will become wholly owned subsidiaries of the Company, the current shareholder information as of March 31, 2009 is as follows.
Snow Brand Milk Products
As of March 31, 2009

		Number of
		Owned
		Shares (1000	Percentage Owned of Total
Name	Address	share units)	Number of Issued Shares
The National Federation of Agricultural Cooperative Associations (Note 2)	8-3, Otemachi 1-chome, Chiyoda-ku, Tokyo	31,470	10.36
Japan Trustee Services Bank, Ltd. (Note 1)	8-11, Harumi 1-chome, Chuo-ku, Tokyo	19,842	6.53
ITOCHU Corporation	1-3, Kyuutaromachi 4-chome, Chuo-ku, Osaka City, Osaka	18,518	6.10
The Norinchukin Bank	13-2, Yurakucho 1-chome, Chiyoda-ku, Tokyo	14,547	4.79
The Master Trust Bank of Japan, Ltd. (Note 1)	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	11,520	3.79
Mizuho Corporate Bank, Ltd.	3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo	7,773	2.56
The Bank of Tokyo- Mitsubishi UFJ, Ltd.	7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo	7,720	2.54
Mizuho Trust & Banking Co., Ltd. (Note 1)	2-1, Yaesu 1-chome, Chuo-ku, Tokyo	4,901	1.61
NIPPON ACCESS, INC.	1-3, Ikejiri 3-chome, Setagaya-ku, Tokyo	4,172	1.37
The Hokuren Federation of Agricultural Cooperative Associations	1-3, Kitashijonishi, Chuo-ku, Sapporo City, Hokkaido	3,953	1.30
Total	—	124,419	40.95
(Note 1) Of the number of owned shares above, the number of shares related to the trust business is as follows.

Japan Trustee Services Bank, Ltd.	19,842 (thousand shares)
The Master Trust Bank of Japan, Ltd.	11,520 (thousand shares)
Mizuho Trust & Banking Co., Ltd.	18,000 shares
(Note 2) The National Federation of Agricultural Cooperative Associations moved to the address below in May 2009.
3-1, Otemachi 1-chome, Chiyoda-ku, Tokyo

(Note 3) Major Shareholding Report dated July 10, 2008 was sent from The Mizuho Corporate Bank, Ltd. and a report was received indicating owners of the shares as of June 30, 2008. However, because the actual number of shareholders as of March 31, 2009 for Snow Brand Milk Products could not be confirmed, the status of major shareholders listed above is from the number of shares listed on the company’s shareholders register.
Further, the contents of the Major Shareholding Report is as follows.

		Number of	Percentage (%) of Shares
		Shares Held	Owned from Total Number
Name	Address	(1000 shares)	of Issued Shares
Mizuho Corporate Bank, Ltd.	3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo	7,773	2.56
Mizuho Trust & Banking Co., Ltd.	2-1, Yaesu 1-chome, Chuo-ku, Tokyo	7,209	2.37
Mizuho Asset Management Co., Ltd.	5-27, Mita 3-chome, Minato-ku, Tokyo	872	0.29
(Note 4) The Major Shareholding Report dated February 4, 2009 was sent from Tokyo Mitsubishi UFJ Financial Group and a report was received indicating owners of the shares as of January 26, 2009. However, because the actual number of shareholders as of March 31, 2009 for Snow Brand Milk Products could not be confirmed, the status of major shareholders listed above is from the number of shares listed on the company’s shareholders register.
Further, the content of the Major Shareholding Report is as follows.

		Number of	Percentage (%) of Shares
		Shares Held	Owned from Total Number
Name	AddreessAddress	(1000 shares)	of Issued Shares
The Bank of Tokyo-Mitsubishi UFJ,Ltd.	7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo	7,720	2.54
Mitsubishi UFJ Trust and Banking Corporation	4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo	11,079	3.65
Mitsubishi UFJ Asset Management Co., Ltd.	4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo	514	0.17
MU Investments Co., Ltd.	2-15, Muromachi 3-chome, Nihonbashi, Chuo-ku, Tokyo	935	0.31

Nippon Milk Community
As of March 31, 2009
Common shares

		Number of	Percentage (%) of
		Shares Held	Shares
		(1000	Owned from Total Number
Name	Address	shares)	of Issued Shares
The National Federation of Agricultural Cooperative Associations (Note)	8-3, Otemachi 1-chome, Chiyoda-ku, Tokyo	4,200	40.00
Snow Brand Milk Products	1-1, Naebo-cho 6-chome Higashi-ku, Sapporo City, Hokkaido	3,150	30.00
National Federation of Dairy Co-operative Associations	17-5, Shiba 4-chome, Minato-ku, Tokyo	2,100	20.00
The Norinchukin Bank	13-2, Yurakucho 1-chome Chiyoda-ku, Tokyo	1,050	10.00
Total	—	10,500	100.00
(Note) The National Federation of Agricultural Cooperative Associations moved to the address below in May 2009.
3-1, Otemachi 1-chome, Chiyoda-ku, Tokyo
As of March 31, 2009
Class-A class shares

		Number of
		Shares	Percentage (%) of Shares
		Held (1000	Owned from Total
Name	Address	shares)	Number of Issued Shares
The Norinchukin Bank	13-2, Yurakucho 1-chome Chiyoda-ku, Tokyo	10,000	100.00
Total	—	10,000	100.00